EXHIBIT 2.1
                                                                     -----------

                                                                  EXECUTION COPY










                            STOCK PURCHASE AGREEMENT

                                  by and among

                                  SCHAWK, INC.,

                             SEVEN WORLDWIDE, INC.,

                               KAGT HOLDINGS, INC.

                                       AND

                               THE STOCKHOLDERS OF

                               KAGT HOLDINGS, INC.

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                                TABLE OF CONTENTS

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
SECTION                                                                                                        PAGE

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1.       Purchase and Sale of Stock..............................................................................1

2.       Purchase Price and Terms; Adjustments; Closing Transactions.............................................1

         2.1.     Purchase Price; Payment........................................................................1

         2.2.     Adjustment of Purchase Price...................................................................2

         2.3.     Accrued Expenses Capital Adjustment............................................................3

         2.4.     Post-Closing Adjustment Mechanics..............................................................3

         2.5.     Adjustments to the Purchase Price..............................................................4

3.       Representations and Warranties Relating to Acquired Entities............................................4

         3.1.     Organization, Power and Qualification..........................................................4

         3.2.     Subsidiaries and Investments...................................................................5

         3.3.     Capitalization.................................................................................5

         3.4.     Corporate Authority............................................................................5

         3.5.     No Violation...................................................................................6

         3.6.     Financial Statements...........................................................................6

         3.7.     Liabilities and Obligations....................................................................7

         3.8.     Absence of Certain Changes.....................................................................7

         3.9.     Tax Returns and Reports........................................................................8

         3.10.    Title to and Condition of Assets..............................................................12

         3.11.    Real Estate and Leases........................................................................13

         3.12.    Contracts.....................................................................................13

         3.13.    Inventory.....................................................................................15

         3.14.    Receivables...................................................................................15

         3.15.    No Default, Violation or Litigation...........................................................15

         3.16.    Bank Accounts, Guarantees and Powers..........................................................16

         3.17.    Insurance.....................................................................................16

         3.18.    Employment, Labor and Other Relations.........................................................16

         3.19.    Employee Benefits.............................................................................17

         3.20.    Intellectual Property Rights..................................................................21

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                                TABLE OF CONTENTS
                                   (continued)
SECTION                                                                                                        PAGE

         3.21.    Approvals.....................................................................................22

         3.22.    Environmental Matters.........................................................................23

         3.23.    Transactions with Affiliates..................................................................24

         3.24.    Customers and Vendors.........................................................................24

         3.25.    Corporate Records.............................................................................25

         3.26.    Employee Intentions...........................................................................25

         3.27.    Antitrust Compliance..........................................................................25

         3.28.    Other Material Adverse Information............................................................25

         3.29.    Schedules.....................................................................................25

4.       Representations and Warranties of Stockholders.........................................................26

         4.1.     Authorization.................................................................................26

         4.2.     No Violation..................................................................................26

         4.3.     Stock Ownership...............................................................................26

         4.4.     Investment Intent.............................................................................27

5.       Representations and Warranties of Schawk...............................................................27

         5.1.     Organization and Good Standing................................................................27

         5.2.     Authorization.................................................................................27

         5.3.     Investment Intent.............................................................................27

         5.4.     Capitalization................................................................................28

         5.5.     No Violation..................................................................................29

         5.6.     Absence of Certain Changes....................................................................29

         5.7.     Antitrust Compliance..........................................................................29

         5.8.     Other Material Adverse Information............................................................29

         5.9.     Filings with the SEC..........................................................................30

         5.10.    1934 Act Reports..............................................................................30

         5.11.    Financial Statements..........................................................................30

         5.12.    Liabilities and Obligations...................................................................30

         5.13.    No Default, Violation or Litigation...........................................................31

         5.14.    Transactions with Affiliates..................................................................31

                                       ii
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                                TABLE OF CONTENTS
                                   (continued)
SECTION                                                                                                        PAGE

         5.15.    Customers and Vendors.........................................................................31

         5.16.    Commitment Letter.............................................................................31

6.       Covenants of the Parties...............................................................................32

         6.1.     Operations of Acquired Entities...............................................................32

         6.2.     Operations of Schawk..........................................................................34

         6.3.     Disclosure Controls; Loans to Directors and Officers..........................................35

         6.4.     No Solicitation...............................................................................36

         6.5.     Notification..................................................................................36

         6.6.     Additional Information........................................................................36

         6.7.     Supplements to Schedules......................................................................37

         6.8.     Publicity.....................................................................................37

         6.9.     Conditions....................................................................................37

         6.10.    Interim or Annual Financial Statements........................................................38

         6.11.    Shareholder Consent of Certain Executive Compensation Arrangements............................38

7.       Additional Covenants of Schawk.........................................................................38

         7.1.     Notification..................................................................................38

         7.2.     Commitment Letter.............................................................................38

         7.3.     Due Diligence.................................................................................38

         7.4.     Stockholders' Representative Fee..............................................................38

         7.5.     Cancellation of Non-Vested Options/Special Compensation Payments..............................39

8.       Conditions to Closing..................................................................................39

         8.1.     Mutual Conditions.............................................................................39

         8.2.     Conditions to Schawk's Obligations............................................................39

         8.3.     Conditions to Stockholders' Obligations.......................................................41

9.       Additional Agreements..................................................................................42

         9.2.     Restrictions on Transfer......................................................................43

         9.3.     Indemnification of Directors, Officers and Employees..........................................44

         9.4.     Indemnity.....................................................................................44

10.      Termination............................................................................................44

                                      iii
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                                TABLE OF CONTENTS
                                   (continued)
SECTION                                                                                                        PAGE

         10.1.    Termination of Agreement......................................................................44

         10.2.    Effect of Termination.........................................................................45

11.      Indemnification........................................................................................45

         11.1.    Indemnification of Schawk Indemnified Parties by Stockholders.................................45

         11.2.    Indemnification of Stockholder Indemnified Parties by Schawk..................................46

         11.3.    Method of Asserting Claims....................................................................46

         11.4.    Nature and Survival of Representations........................................................47

         11.5.    Limitation on Indemnity.......................................................................47

         11.6.    Limitation on Remedies........................................................................48

         11.7.    Limitations on Indemnities for Pre-Closing Matters............................................48

         11.8.    Indemnifications Relating to Tax Liabilities..................................................49

12.      Confidentiality; Nonsolicitation.......................................................................49

13.      General Provisions.....................................................................................50

         13.1.    Waiver of Terms...............................................................................50

         13.2.    Amendment of Agreement........................................................................50

         13.3.    Payment of Expenses...........................................................................50

         13.4.    Contents of Agreement, Parties in Interest, Assignment........................................50

         13.5.    Notices.......................................................................................51

         13.6.    Brokers.......................................................................................52

         13.7.    Severability..................................................................................52

         13.8.    Counterparts..................................................................................52

         13.9.    Headings......................................................................................52

         13.10.   Governing Law; Jurisdiction...................................................................52

         13.11.   Instruments of Further Assurance..............................................................52

         13.12.   No Third-Party Beneficiaries..................................................................52

         13.13.   Currency......................................................................................52

         13.14.   Intentionally Omitted.........................................................................52

         13.15.   Tax Matters...................................................................................53

         13.16.   Provisions Concerning Stockholders' Representative............................................54

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                                TABLE OF CONTENTS
                                   (continued)
SECTION                                                                                                        PAGE

         13.17.   Tax Structure.................................................................................55
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                                       v
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                            STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT, dated as of December 17, 2004 ("Agreement"), among Schawk, Inc., a Delaware corporation ("Schawk" or "Buyer"), Seven Worldwide, Inc., a Delaware corporation ("Company"), KAGT Holdings, Inc., a Delaware corporation ("Holdings"), Kohlberg Investors IV, L.P. ("Kohlberg IV"), Kohlberg TE Investors IV, L.P. ("Kohlberg TE IV"), Kohlberg Offshore Investors IV, L.P. ("Kohlberg Offshore IV"), Kohlberg Partners IV, L.P. ("Kohlberg Partners IV"), KOCO Investors IV, L.P. ("KOCO"), Silver Point Capital Fund, L.P. ("Silver Point"), Silver Point Capital Offshore Fund, Limited ("Silver Point Offshore"), Hudson River Co-Investment Fund, L.P. ("Hudson") and VO III, LLC ("VO" and together with Kohlberg IV, Kohlberg TE IV, Kohlberg Offshore IV, Kohlberg Partners IV, KOCO, Silver Point, Silver Point Offshore and Hudson individually a "Stockholder" and collectively, "Stockholders").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Stockholders own all of the currently issued and outstanding shares of Holdings;

         WHEREAS, Buyer desires to purchase from Stockholders, and Stockholders desire to sell to Buyer, all of the outstanding shares of Holdings' Capital Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

         1. Purchase and Sale of Stock. Subject to the terms and conditions herein contained, on such date that is two business days after the satisfaction (or waiver) of the conditions set forth in Article 8 or such other date as mutually agreed to by the parties hereto (the "Closing Date"), each Stockholder severally shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from such Stockholder, the number of shares outstanding of Holdings Capital Stock set forth opposite such Stockholder's name on Annex I. The consummation of such purchase and sale of Holdings Capital Stock is hereinafter referred to as the "Closing."

         2. Purchase Price and Terms; Adjustments; Closing Transactions. The Purchase Price shall be payable in the manner described below.

         2.1. Purchase Price; Payment. The purchase price ("Purchase Price") for Holdings Capital Stock is One Hundred Ninety-One Million Dollars ($191,000,000) subject to adjustment as provided in Section 2.2.1 and Section 2.4 below. The Purchase Price shall be payable (without regard to any withholding obligations) as follows: (i) on the Closing Date, Schawk shall pay One Hundred Twelve Million Eight Hundred Thousand Dollars ($112,800,000) as adjusted pursuant to Section
2.2.1 below to the Stockholders' Representative on behalf of the Stockholders in immediately available funds by federal wire transfer to an account designated by Stockholders' Representative, (ii) on the Closing Date, Schawk shall issue and deliver Four Million (4,000,000) shares of Schawk's class A common stock, $0.008 par value, ("Schawk Class A Common Stock") to Stockholders' Representative, or at the direction of Stockholders' Representative, to Stockholders pro rata in accordance with each Stockholder's

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Percentage, in the names and amounts specified by Stockholders' Representative on the Closing Date and (iii) on the Closing Date, Schawk shall deliver, on behalf of Stockholders, Ten Million Dollars ($10,000,000) (the "Escrow Amount") to the Escrowee named in the Escrow Agreement (the "Escrowee") in immediately available funds to an account designated by Escrowee who shall hold such funds pursuant to an escrow agreement (the "Escrow Agreement") in the form attached hereto and incorporated herein as Exhibit A. With respect to all holders of options (the "Option Holders") under the KAGT Holdings 2004 Equity Incentive Plan (the "Equity Plan") who have unexercised options at the effective time of the Closing, Holdings shall inform each such Option Holder that any amounts to which such Option Holder would otherwise become entitled upon the exercise of such options issued to such Option Holder under the Equity Plan shall be delivered to a special compensatory trust established by Holdings, that is intended to be structured as a "rabbi trust" (the "KAGT Holdings Rabbi Trust"). The KAGT Holdings Rabbi Trust shall be established pursuant to a trust instrument reasonably satisfactory in form and substance to Schawk and the Stockholders' Representative. Accounts shall be established under the KAGT Holdings Rabbi Trust to which amounts shall be allocated for each of the Option Holders equal to the amount (including cash and, if applicable, shares of Schawk Class A Common Stock) to which each such Option Holder would have been entitled had the options been exercised at the Closing Date. Such amounts, together with notional earnings thereon (payable with respect to the cash portion of the trust corpus at a per annum rate of 5%), shall be paid to each such Option Holder on no later than July 1, 2005. Notwithstanding anything to the contrary contained herein, Stockholders' Representative shall have the right in its sole discretion to reallocate the respective amounts of cash and Schawk Class A Common Stock consideration to be received by such Option Holders. The Escrow Amount, together with all interest and earnings thereon while held in escrow under the Escrow Agreement, are referred to collectively in this Agreement as the "Escrow Funds." The shares of Schawk Common Stock so delivered to Stockholders' Representative, Stockholders or Escrowee are sometimes hereinafter referred to as the "Registerable Securities." The Registerable Securities shall be entitled to the benefit of a registration rights agreement (the "Registration Rights Agreement") in the form attached hereto and incorporated herein as Exhibit B. Said Registration Rights Agreement shall provide, inter alia, that the holders of the Registerable Securities shall be entitled to require three demand registrations and certain incidental registration rights.

         2.2. Adjustment of Purchase Price.

         2.2.1. Payment of Indebtedness. On the Closing Date, the cash portion of the Purchase Price required to be paid to Stockholders pursuant to Section 2.1(i) above shall be (a) reduced by the difference of (i) Closing Indebtedness Amount to be paid by Schawk pursuant to Section 9.1 below and (ii) the aggregate amount of Lockbox Cash and cash of any Acquired Entity located in accounts in the United Kingdom, to the extent not applied to Indebtedness, (b) reduced by the amount of the Drasner Expense to the extent not paid prior to the Closing Date and (c) increased or reduced, as the case may be, by the amount provided in
Section 2.2.3 below.

         2.2.2. Legends on Stock Certificates. Each stock certificate evidencing shares of Schawk Class A Common Stock issued to Stockholders pursuant to Section 2.1(b) and each certificate issued to any subsequent transferee of any such certificate shall be stamped or otherwise imprinted with the following legend:

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         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, THE RULES AND REGULATIONS THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE WILL NOT BE TRANSFERRED UNLESS SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO SCHAWK, INC., AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         2.3. Accrued Expenses Capital Adjustment. Not less than two business days prior to the Closing Date, the Stockholders' Representative, on behalf of the Stockholders, will prepare an estimate of the Accrued Expenses as of the Closing (the "Estimated Closing Accrued Expenses Amount"), determined in accordance with Section 2.3, as if it were the actual Closing Accrued Expenses Amount, but based on the Stockholders' Representative's review of financial information then reasonably available to it and inquiries of personnel responsible for the preparation of the financial information of the Company and its Subsidiaries in the ordinary course. The Purchase Price required to be paid to Stockholders pursuant to Section 2.1(i) above will be reduced or increased, as the case may be, as contemplated by Section 2.2 above, by the amount by which the Estimated Closing Accrued Expenses Amount is more than or less than $31,322,432.

         2.4. Post-Closing Adjustment Mechanics.

         2.4.1. As soon as practicable (and in no event later than 60 days after the Closing Date), Schawk shall prepare or cause to be prepared in good faith
(a) a balance sheet of the Company and its Subsidiaries as of the close of business on the Closing Date (the "Closing Balance Sheet") and (b) a statement of the Accrued Expenses reflected on the Closing Balance Sheet (the "Closing Accrued Expenses Amount"). The Closing Balance Sheet and the Closing Accrued Expenses Amount will be prepared and determined in accordance with GAAP, using the same policies, principles, assumptions and methodology used in connection with the preparation of the Financial Statements (to the extent such policies, principles, assumptions and methodology are consistent with GAAP) and in accordance with the methodology set forth in Exhibit 2.4.1 attached hereto. To the extent of any inconsistency between the methodology described on Exhibit
2.4.1 and that used in the preparation of the Financial Statements, the terms of
Exhibit 2.4.1 will govern. Following such preparation, Schawk shall deliver the Closing Balance Sheet and Closing Accrued Expenses Amount to the Stockholders' Representative for review; provided, however, that such delivery shall in no event be later than 60 days after the Closing Date. In connection with the preparation and review of the Closing Balance Sheet and the Closing Accrued Expenses Amount, Schawk and Stockholders' Representative shall each provide the other party and their representatives with reasonable access to the personnel, books, records, documents and other information of Company and its Subsidiaries. From the date of delivery of the Closing Balance Sheet and Closing Accrued Expenses Amount until the date which is 90 days after the Closing Date, Schawk and Stockholders' Representative shall work in good faith to agree on the Closing Balance Sheet and the Closing Accrued Expenses Amount.

                                       3
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         2.4.2. If Schawk and Stockholders' Representative cannot agree on the final Closing Balance Sheet and the Closing Accrued Expenses Amount within 90 days after the Closing Date, the parties shall submit their final calculations of the items in dispute to an arbitrator (the "Arbitrator") who shall be a certified public accountant (with significant public accounting experience, including in the context of business combinations) and be appointed by agreement of Schawk and Stockholders' Representative or, failing such agreement, by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the AAA. The Arbitrator shall review such final calculations and make a selection as to which of the final calculations presented to it is, in the aggregate, more accurate. The decision of the Arbitrator shall be made in accordance with the Arbitration Rules and in accordance with the terms of this Agreement, including the procedures set forth on Exhibit 2.4.1. The decision of the Arbitrator shall be made within thirty
(30) days after being engaged, or as soon thereafter as reasonably practicable, and shall be final and binding on the parties. The costs and expenses of the Arbitrator shall be paid by the party whose proposed calculation is not selected by the Arbitrator. Schawk and the Stockholders shall make available to the Arbitrator all relevant books and records relating to the calculations submitted and all other information reasonably requested by the Arbitrator.

         2.5. Adjustments to the Purchase Price. Upon the final determination of the Closing Accrued Expenses Amount (either pursuant to Section 2.3.1 or 2.3.3 above), the Purchase Price will be adjusted as follows:

         2.5.1. If the Closing Accrued Expenses Amount is less than the Estimated Closing Accrued Expenses Amount, then the Purchase Price will be increased by, and Schawk will pay Stockholders' Representative, on behalf of Stockholders, the amount of such difference.

         2.5.2. If the Closing Accrued Expenses Amount exceeds the Estimated Closing Accrued Expenses Amount, then the Purchase Price will be decreased by the amount of such difference, and Schawk shall be entitled to payment of such amount. The Stockholders shall be severally liable for their respective Percentage of any amount owed pursuant to this Section 2.4.2.

         2.5.3. Any payment in respect of the adjustment required to be made pursuant to this Section 2.4 will be made by Schawk or by the Stockholders, as applicable, in cash by federal wire transfer of immediately available funds to an account or accounts specified by Schawk or the Stockholders, as applicable, in writing, within five Business Days after the final determination of the Closing Accrued Expenses Amount (either pursuant to Section 2.3.1 or 2.3.3 above).

         3. Representations and Warranties Relating to Acquired Entities. Company and Holdings represent and warrant as of the date of this Agreement and again as of the date of Closing Date to Schawk as follows:

         3.1. Organization, Power and Qualification. Holdings and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly formed or organized, validly existing and in good standing (to the extent that such a concept is recognized

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by the applicable jurisdiction) under the laws of its respective jurisdiction of formation or organization, and has all requisite power and authority to own or hold under lease its respective properties and assets and to carry on its respective businesses as now conducted. Holdings and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (to the extent such a concept is recognized by the applicable jurisdiction) in every jurisdiction in which a failure to so qualify or be in good standing would be reasonably expected to have a Company Material Adverse Effect, and a complete list of such jurisdictions is set forth on Schedule 3.1. True and complete copies of the articles or certificates of incorporation, or equivalent documents with respect to Foreign Acquired Entities, as amended to date, and the by-laws (or equivalent), as amended to date, of Holdings and of each of its Subsidiaries have been furnished to Buyer.

         3.2. Subsidiaries and Investments. A true and complete list of all Subsidiaries of Holdings, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interest of each Subsidiary owned by Holdings and each other Subsidiary of Holdings, is set forth in Schedule 3.2 to this Agreement. Except as set forth in
Schedule 3.2, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Holdings, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests except as may be provided as a matter of law). Except as disclosed in Schedule 3.2, Holdings does not own, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever.

         3.3. Capitalization. As of the date hereof, the authorized capital stock of Holdings consists of 65,000,000 shares of Holdings Capital Stock, and as of the Closing Date shall consist of no more than 70,000,000 shares of Holdings Capital Stock, $0.01 par value, of which as of the date of this Agreement, 58,350,000 shares are currently issued and outstanding and owned of record and beneficially by Stockholders and, of which as of the Closing Date, no more than 67,200,400 shares will be issued and outstanding (including those shares of Holdings Capital Stock issued pursuant to the exercise of the options outstanding as of the date hereof as permitted by Section 6.1(viii)) all of which will be owned by Stockholders, Management Holders and Other Option Holders. All of the currently issued and outstanding shares of the capital stock of Holdings are duly authorized, validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of any stockholder rights under applicable law, or of Holdings' certificate or articles of incorporation or by-laws or the terms of any agreement to which Holdings is a party or by which Holdings is bound. Except as disclosed in Schedule 3.3, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Holdings or any of its Subsidiaries is a party or by which any of them is bound obligating Holdings or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holdings or any of its Subsidiaries or obligating Holdings or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

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         3.4. Corporate Authority. Each of Company and Holdings has all
requisite corporate, limited partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of Company and Holdings. This Agreement has been duly executed and delivered by Company and Holdings and, assuming that this Agreement constitutes the valid and binding agreements of Buyer, constitutes the valid and binding agreement of Company and Holdings, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

         3.5. No Violation. Except as set forth in Schedule 3.5 or except with respect to clauses (b) and (c) below where any such matter has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of Holdings or Company under: (a) any term or provision of the certificate or articles of incorporation, by-laws or other organizational document of Holdings or Company; (b) any contract, agreement, indenture, lease or other commitment to which any Acquired Entity is or are party or by which any Acquired Entity is or are bound; or (c) any Law of any Governmental Entity applicable to the Acquired Entities or their respective properties or assets. Except as disclosed in Schedule 3.5 and any clearances or consents referred to in Section 8.3.4 hereof or as would not be reasonably expected to have a Company Material Adverse Effect, no consent of, or notice to, any federal, state, or local authority, or any private person or entity, is required to be obtained or given by any Acquired Entity in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Company or any Acquired Entity.

         3.6. Financial Statements. Holdings has made available to Schawk true and complete copies of its audited consolidated Balance Sheet as of December 31, 2002 and December 31, 2003, and related consolidated Statements of Earnings and Changes in Stockholder's Equity and Cash Flows for the years then ended, in each case audited and certified by, Deloitte & Touche LLP, Holdings' independent auditors (collectively, "Annual Financial Statements").

         Holdings has made available to Schawk true and complete copies of its consolidated unaudited interim Balance Sheets of Holdings and its consolidated Subsidiaries as of September 30, 2004 and October 31, 2004 and the related consolidated and consolidating Statements of Earnings and consolidated Statements of Cash Flows for the applicable, interim period ended then, together with any notes thereto (collectively, "Interim Financial Statements").

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         Except as set forth on Schedule 3.6, all such Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial position of Holdings and its consolidated Subsidiaries as of the respective dates thereof, and fairly present, in all material respects, the results of operations and changes in cash flows of Holdings and its consolidated Subsidiaries for the periods covered thereby (subject in the case of unaudited statements, to the absence of footnotes and normal and non-material year-end audit adjustments).

         3.7. Liabilities and Obligations.

                  (a) No Acquired Entity has any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, including, without limitation, customer claims for rework, offsets or errors or omissions, in each case, required by GAAP to be set forth on a consolidated balance sheet of Holdings and its consolidated Subsidiaries or in the Notes thereto, which are not reflected, reserved against or given effect to in the Annual Financial Statements or Interim Financial Statements except: (a) liabilities and obligations which are specifically disclosed in Schedule 3.7; or (b) liabilities and obligations incurred in the ordinary course of business since the dates of the Annual Financial Statements and the Interim Financial Statements, respectively, and which are of the same nature as those set forth on the Annual Financial Statements and the Interim Financial Statements and which, individually or in the aggregate, are not material to the Acquired Entities; (c) non-material contingent or unmatured liabilities that would not normally be reflected, reserved against or given effect to in the Financial Statements (including, without limitation, the notes thereto); (d) liabilities and obligations under this Agreement; and (e) liabilities and obligations which would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Schedule 3.7 lists all claims pending or, to the Knowledge of the Acquired Entities, threatened for breach of any warranty relating to any products sold or services performed by the Acquired Entities, except for such claims that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and for claims for corrections and additional work in the ordinary course of business consistent with past practices.

         3.8. Absence of Certain Changes. Except as disclosed in Schedule 3.8, since December 31, 2003, there has not been: (a) any change that individually or in the aggregate has had and would be reasonably expected to have a Company Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) that has had and would reasonably be expected to have a Company Material Adverse Effect; (c) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Holdings, or any direct or indirect redemption, retirement, purchase or other acquisition of any of such stock, or any issuance of shares of stock or the granting, issuance or exercise of any right, warrant, option or similar commitment relating to Holdings' authorized or issued capital stock; (d) any increase in the compensation, commissions or perquisites payable or to become payable by any Acquired Entity to any director, officer or employee (earning more than $150,000 per annum) of any Acquired Entity, or any payment of any bonus, profit sharing or other extraordinary compensation to any employee (earning more than $150,000 per annum) of any Acquired Entity (other than any such increase or payment paid or to become payable in the ordinary course of business consistent with past practices or to the extent required under employment agreements in effect on the date hereof); (e) except as disclosed in Schedule 3.8 or in the Financial Statements, any change in the accounting methods or practices followed by any Acquired Entity or any change in depreciation or amortization policies or rates theretofore adopted; (f) any cancellation of any debts owed to or claims held by any Acquired Entity other than compromises of accounts receivable in the ordinary course of business which do not involve any write off and reduction of any account receivable in excess of $50,000; (g) any sale, lease, abandonment or other disposition by any Acquired Entity of any real property, or, other than in the ordinary course of business, of any machinery, equipment or other operating properties, or any intangible assets utilized in the business of any Acquired Entity during the twelve month period ending on the date hereof.

         3.9. Tax Returns and Reports.

                  (a) Except as set forth on Schedule 3.9, all federal, state, local and foreign income, excise, property, sales, value-added, use, information, escheat and unclaimed property reports, payroll and other tax returns and reports required to be filed by any Acquired Entity with respect to any Tax (including any tax returns of any consolidated, combined or uniform group that includes any Acquired Entity) (the "Tax Returns") have been filed with the appropriate governmental agencies in a timely manner in all jurisdictions in which such returns and reports are required to be filed, and all such Tax Returns are correct and complete in all material respects for the periods covered thereby. Except as set forth on Schedule 3.9, all Taxes which are called for as due by the Tax Returns, or which are claimed to be due, or which are otherwise due to any taxing authority from any Acquired Entity have been properly accrued or paid. All Taxes of any Acquired Entity which are accrued, but not yet due to the applicable taxing authority, have been properly accrued for as a separate liability on the books and records of the Acquired Entities. No Acquired Entity has received any written notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any Tax Returns (for a period with respect to which the statute of limitations (including any extensions thereof) has not expired) and to the Knowledge of Acquired Entities, there are no pending Tax examinations of or Tax claims asserted against Acquired Entities or their properties. No Acquired Entity has taken any position in any of the Tax Returns which, to Acquired Entities' Knowledge, is in disregard, in any material respect, of any statute, regulation, rule or revenue ruling applicable to any Acquired Entity. Except as disclosed in Schedule 3.9, there are no Tax liens on any of the properties or assets of any Acquired Entity except for liens for current Taxes not yet due and payable. Except as disclosed on Schedule 3.9, no Acquired Entity has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. Acquired Entities have provided to Buyer complete and correct copies of all income Tax Returns and other material Tax Returns of each Acquired Entity for each taxable year beginning on or after January 1, 2001. All monies required to be withheld from employees, independent contractors, stockholders, or creditors of any Acquired Entity for Taxes have been withheld as appropriate and collected and paid, when due, to the appropriate governmental agencies, or if such payment is not yet due, an adequate reserve has been established for such Taxes. Except as disclosed on Schedule 3.9, no Acquired Entity has any liability for Taxes (other than to another Acquired Entity) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; or is a party to any agreement that would result in the making of a payment which is not deductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code if such payment is made prior to or within ten business days after the Closing Date.

                  (b) With respect to each U.K. Acquired Entity, except for those matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect:

                           (i) each U.K. Acquired Entity has, within the
                  relevant time limits, correctly made all returns and payments required to (a) be made by it for any Tax purposes, and has kept all records and other documents required to be kept by any Legislation relating to Tax or (b) it could reasonably be expected to retain in order to enable it to calculate any future Tax Liabilities which could arise in connection with any of its assets; each U.K. Acquired Entity has properly operated the Pay As You Earn system (including its application to National Insurance Contributions) and has complied with all of its reporting obligations to the Inland Revenue in connection with all benefits provided for employees; no Pay As You Earn settlement agreement has been entered into and no dispensations have been obtained of any U.K. Entity.

                           (ii) Intentionally Omitted;

                           (iii) Intentionally Omitted;

                           (iv) all rents, interest, annual payments and other
                  sums of an income nature which have been paid or became payable since January 1, 2003 or in the case of Seven Worldwide (U.K.) Limited, January 1, 2002 or which is under an existing obligation to pay in the future are, or will be, wholly allowable as deductions or charges against profits or in computing profits for the purposes of Tax; each U.K. Acquired Entity is entitled to capital allowances in respect of all expenditure incurred by it on industrial buildings, scientific research, know-how and plant and machinery used in any trade carried on by it;

                           (v) Intentionally Omitted

                           (vi) no U.K. Acquired Entity has, at any time, been a
                  Close Company for the purposes of Taxes;

                           (vii) each U.K. Acquired Entity is registered as a
                  taxable Person for the purposes of value-added tax;

                           (viii) neither any U.K. Acquired Entity nor any of
                  its relevant associates (as that term is defined by paragraph 3(7) of Schedule 10 to Value-

                  Added Tax Act 1994 ("VATA 1994") has made an election to waive exemption available pursuant to paragraph 2 of that Schedule in relation to any U.K. Acquired Entity's Real Estate; no U.K. Acquired Entity is, nor can it be treated as, a developer in relation to any building or civil engineering work for the purposes of paragraphs 5 and 6 of Schedule 10 to VATA 1994; no U.K. Acquired Entity has acquired any asset in circumstances falling within Section 44 of VATA 1994;

                           (ix) all documents in the enforcement of which any
                  U.K. Acquired Entity may be interested have been properly stamped; no U.K. Acquired Entity has executed and retained outside the United Kingdom any instrument which would be subject to stamp duty if brought into the United Kingdom;

                           (x) Intentionally Omitted;

                           (xi) All transactions for which consent, clearance of
                  notification (pre or post transaction) was required from a Tax authority has been obtained. All particulars furnished to any Tax or other authority in connection with an application for consent or clearance on behalf of or affecting any U.K. Acquired Entity fully and accurately disclosed everything material to such authority's decision; the consent or clearance is valid and effective; and the transactions for which the consent or clearance was obtained have been carried into effect only in accordance with the terms of the application and the consent or clearance;

                           (xii) No U.K. Acquired Entity has provided, or agreed
                  to provide, to any officer or employee or ex-officer or ex-employee of such U.K. Acquired Entity any shares, or interest in shares or right to acquire shares; any other benefit in respect of which such U.K. Acquired Entity will or would, if the prescribed circumstances arise, be required on or after the Closing Date to operate Pay As You Earn or pay or account for any National Insurance Contributions;

                           (xiii) Intentionally Omitted;

                           (xiv) Intentionally Omitted;

                           (xv) Intentionally Omitted;

                           (xvi) Intentionally Omitted;

                           (xvii) Since January 1, 2003 or in the case of Seven
                  Worldwide (U.K.) Limited, January 1, 2002, no U.K. Acquired Entity has been a party to any transaction as a result of which any capital allowance to which it would otherwise be entitled could be reduced or withdrawn;

                           (xviii) Intentionally Omitted;

                           (xix) No U.K. Acquired Entity owns any property
                  which, as of the Closing Date, will be within an adjustment period under Part XV of the Value Added Tax Regulations 1995. No U.K. Acquired Entity has acquired assets in the circumstances described in Article 5(1) of the VAT (Special Provisions) Order 1995. No U.K. Acquired Entity has, at any time, acted as agent of any person not resident in the United Kingdom for the purposes of section 47 of VATA 1994 or been appointed as a VAT representative of any person for the purposes of section 48 of VATA 1994;

                           (xx) Any exemption or relief obtained by any U.K.
                  Acquired Entity from stamp duty under section 42 of the Finance Act 1930 (intra-group transfers), sections 75, 76 or 77 of the Finance Act 1986 (reconstructions and amalgamations) or the Stamp Duty (Exempt Instruments) Regulations 1987 or under Schedule 7 of the Finance Act 2003 (group and reconstruction relief for stamp duty and tax) was properly claimed and no such exemption or relief has become liable to forfeiture;

                           (xxi) Each U.K. Acquired Entity is, and has always
                  been, resident in the United Kingdom for United Kingdom Tax purposes. No U.K. Acquired Entity has traded or carried on any activity and no U.K. Acquired Entity owns any asset outside the United Kingdom;

                           (xxii) Intentionally Omitted;

                           (xxiii) Intentionally Omitted;

                           (xxiv) Since January 1, 2003 and in the case of Seven
                  Worldwide (U.K.) Limited, since January 1, 2002, the following warranties in this paragraph (xxiv) apply: Each U.K. Acquired Entity applies an authorized accruals method of accounting (within the meaning of section 85 of the Finance Act 1996 in respect of all loan relationships (as that term is defined in section 81 of the Finance Act 1996) to which it is a party. No U.K. Acquired Entity is a party to any loan relationship to which section 92 (convertible securities) or section 93 (asset-linked debt) of the Finance Act 1996 applies. No U.K. Acquired Entity is a party to any debtor relationship (as that term is defined in section 103 of the Finance Act 1996) which relates to a relevant discounted security (as that term is defined in paragraph 3 of Schedule 13 to the Finance Act 1996) to which paragraph 17 (connected companies) or paragraph 18 (close companies) of Schedule 9 to the Finance Act 1996 applies. No U.K. Acquired Entity has entered into any transaction to which paragraph 11(1) of Schedule 9 to the Finance Act 1996 (transactions not at arm's length) applies. No U.K. Acquired Entity has been, and is not entitled to be, released from any liability which arises under a debtor relationship of the U.K. Acquired Entity. No U.K. Acquired Entity is a party to any loan relationship, whether as debtor or creditor, to which paragraph 8 of Schedule 15 to the Finance Act 1996 has applied or will apply on the occurrence of a relevant event (as defined in paragraph 8(2)) in respect thereof. No U.K. Acquired Entity is nor ever has been a party to any loan relationship to which paragraph 13 of Schedule 9 to the Finance Act 1996 (unallowable purposes) could apply;

                           (xxv) Since January 1, 2003 and in the case of Seven
                  Worldwide (U.K.) Limited, January 1, 2002, no U.K. Acquired Entity is nor ever has been a party to any loan relationship to which the provisions of paragraph 2, Schedule 9 Finance Act 1996 (late interest) have applied;

                           (xxvi) Intentionally Omitted;

                           (xxvii) Intentionally Omitted;

                           (xxviii) Intentionally Omitted;

                           (xxix) Intentionally Omitted;

                           (xxx) Intentionally Omitted;

                           (xxxi) No U.K. Acquired Entity has ceased to be a
                  member of a group of companies in circumstances where the provisions of section 178 or 179 of TCGA 1992 (deemed disposal on leaving the group) apply;

                           (xxxii) Since January 1, 2003, no distribution has
                  been made by a U.K. Acquired Entity except dividends shown in its audited accounts nor is a U.K. Acquired Entity bound to make any such distribution. U.K. Acquired Entity has repaid, redeemed or repurchased or agreed to repay, redeem or repurchase any of its share capital or agreed to capitalize in the form of redeemable shares or debentures, any profits or reserves of any class or description;

                           (xxxiii) No U.K. Acquired Entity has made any
                  distribution prior to Closing within the meaning of section 418 ICTA ("distribution" to include certain expenses of close companies);

                           (xxxiv) No U.K. Acquired Entity is or has ever been a
                  close investment holding company within the meaning of section 13A ICTA; and

                           (xxxv) No U.K. Acquired Entity has made any loans or
                  advances within the meaning of section 419 (as extended by section 422) of ICTA (loans to participators, etc.).

         3.10. Title to and Condition of Assets. Each Acquired Entity is the legal and beneficial owner of and has good and marketable title to all of its owned properties and assets and in the case of property held under lease, license or any other contract, a valid and enforceable right to use said property, including those assets and properties reflected in the Interim Financial Statements (other than those properties and assets disposed of by the applicable Acquired Entity since October 31, 2004, in the ordinary course of business and for fair value) in the amounts and categories reflected therein, and to all properties and assets acquired by Acquired Entities after the respective dates thereof, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, except: (a) for the Lien of current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) Liens in favor of or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $100,000 in the aggregate, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over any Real Estate which are not violated in any material respect by the current use and operation of the Real Estate, (d) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Laws or Legislation or other social security provisions, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use of the Real Estate in any material respect, (f) restrictions on the transfer of securities arising under federal and state securities Laws, (g) as reflected in the Financial Statements, (h) for other title exceptions or Liens disclosed and described in Schedule 3.10 or Schedule
3.20 hereto and (i) for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect. Except as disclosed in Schedule 3.10, the properties and assets of Acquired Entities utilized in the operation of their businesses (including all buildings) are in good operating condition and repair, ordinary wear and tear excepted, to the Knowledge of Acquired Entities, are usable in the ordinary course of its business and, except as disclosed in Schedule 3.10, conform in all respects to all applicable statutes, ordinances and regulations relating to their construction, use and operation, except for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect.

         3.11. Real Estate and Leases. There is disclosed in Schedule 3.11 a description of all real estate owned or leased by Acquired Entities or occupied by any Acquired Entity as a tenant-in-common or in relation to any real estate located in the United Kingdom, as free-holder, (the "Real Estate"). There is disclosed in Schedule 3.11 a brief description (consisting of, in each case, the annual rental payable and the expiration date) of every lease or agreement (written or oral) under which any Acquired Entity is lessee of, or holds or operates, any real property. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Acquired Entity and, to the Knowledge of the Acquired Entities, the lessor or other party thereto, except as has not had and would not be reasonably expected to have a Company Material Adverse Effect. Neither any Acquired Entity nor, to the Knowledge of Acquired Entities, any other party thereto is in default in any respect under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default, except for such defaults or events as have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed on Schedule 3.11, the Real Estate owned or utilized by Acquired Entities in the conduct of their business does not violate any building, zoning or similar Laws or ordinances, or any agreements applicable thereto, and no notice of any such violation or claimed violation has been received by any Acquired Entity, except for such violations as have not had and would not be expected to have in the aggregate a Company Material Adverse Effect. True, correct and complete copies of all such title documents and leases (if any), including, without limitation, all amendments or modifications thereto, have been made available to Schawk on or prior to the date hereof.

         3.12. Contracts. Schedule 3.12 shall contain a list of all oral and written contracts, agreements, commitments or understandings to which any Acquired Entity is a party

(such contracts, agreements, commitments or understandings, "Company Material Contracts") relating to

                  (a) each contract, agreement or group of related agreements or contracts with any of Acquired Entities' largest 100 customers and vendors during the first nine months of fiscal year 2004, as identified on Schedule 3.24;

                  (b) all employment, consulting, severance, termination or indemnification agreements between any Acquired Entity and any director, officer or employee of such Acquired Entity whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $150,000;

                  (c) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $50,000 per annum or $100,000 over the remaining term of any such contract; all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases) involving an amount greater than $250,000 over the term thereof;

                  (d) all agreements under which an Acquired Entity has advanced or loaned funds in excess of $100,000;

                  (e) all guarantees of any obligations of any third party other than an Acquired Entity in excess of $50,000 (other than guarantees of Indebtedness which is to be retired at Closing);

                  (f) all joint venture or other similar agreements;

                  (g) agreements under which Holdings has granted any person registration rights (including demand and piggy-back registration rights) or any other agreements with respect to the capital stock of any Acquired Entity;

                  (h) all contracts and agreements that limit the ability of any Acquired Entity to compete in any line of business or with any person or entity or in any geographic area or during any period of time with respect to any business currently conducted by any Acquired Entity;

                  (i) all contracts and other agreements with Affiliates;

                  (j) for leasing tangible personal property (including, without limitation, leases for equipment used in Acquired Entities' business) involving remaining aggregate payments of $200,000 or more for non-auto leases and $50,000 for auto or other vehicle licenses;

                  (k) for the purchase of equipment and/or software used in the operation of Acquired Entities' business involving annual payments of $50,000 or more;

                  (l) relating to the ownership, use or licensing of any patents, trademarks, trade names, brand names, copyrights, inventions, processes, know-how, formulae, trade secrets or other proprietary rights, in each case, involving annual payments of $50,000 or more (other than licenses under which the Acquired Entities use Intellectual Property Rights including Operational Software, which licenses are disclosed on Schedule 3.20); and

                  (m) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of the Acquired Entities taken as a whole.

         Except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, each Company Material Contract is a legal, valid and binding agreement of the applicable Acquired Entity in full force and effect in accordance with its terms and neither the Company nor any other Acquired Entity is in violation or default, or has received written notice that it is in violation or default, under any Company Material Contract and to Acquired Entities' Knowledge no other party is in default under any Company Material Contract. The Company has provided or made available to Buyer all Company Material Contracts, together with all amendments or modifications thereto.

         3.13. Inventory. The inventory of Acquired Entities, consisting of raw materials (film, ink, paper and the like), reflected in the Interim Financial Statements, and such raw material inventory acquired since the date thereof, net, in each case, of provisions for shrinkage and obsolescence, if any, reflected on such Financial Statements and Acquired Entities' books and records, consists of items of a quantity and quality which are usable and salable in the ordinary course of the business of Acquired Entities consistent with past practice. To the Knowledge of Acquired Entities, all work-in-process inventory, listed on the Closing Date Balance Sheet, net of reserves, will be billable in the ordinary course of business. Schedule 3.13 contains a schedule, as of September 30, 2004, and, subject to Section 6.7, on the Closing Date will contain a schedule, as of December 31, 2004, of all work-in-process inventory with a value greater than $5,000 that is older than 60 days.

         3.14. Receivables. Schedule 3.14 contains an aging schedule for Acquired Entities' accounts receivables, as of September 30, 2004 and, subject to Section 6.7, on the Closing Date, will contain a schedule for Acquired Entities' accounts receivables as of the date which is two business days prior to the Closing Date.

         3.15. No Default, Violation or Litigation. Except as disclosed in
Schedule 3.15, no Acquired Entity is in violation of any Law or has received any written notice of any claimed non-compliance with any Law, except for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect. Except as disclosed in Schedule 3.15, there are no lawsuits, proceedings, claims or governmental investigations pending or, to the Knowledge of any Acquired Entity, threatened in writing against, or involving, Acquired Entities or against their properties or business that have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.15, there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against any Acquired Entity which have had or would reasonably be expected to have a Company Material Adverse Effect. Except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect, no U.K. Acquired Entity is a party to any agreement or arrangement or engaged in any practice which was Registerable under the Restrictive Trade Practices Act 1976, whether or not particulars of it were required to be furnished to the Office of Fair Trading, is of the description mentioned in Article 81 or 82 of the EC Treaty, is of the description mentioned in Section 2 or 18 of the Competition Act 1998; infringes any legislation of a jurisdiction outside the United Kingdom for the control or prevention of anti-competitive practices; or is or has been the subject of any enquiry, investigation or proceeding under any Legislation mentioned in this sentence or under the Fair Trading Act 1973 or the market investigation provisions of the Enterprise Act 2002. No U.K. Entity is bound by any undertaking given by it to or any order, judgment or direction made by the Restrictive Practices Court, the Office of Fair Trading, the Secretary of State for Trade and Industry, the Competition Commission, the European Commission or the European Court of Justice (including the Court of First Instance or any other regulatory body in any jurisdiction, whether in connection with any Legislation mentioned in the paragraph above or otherwise. No former or current employees of the U.K. Subsidiary is involved or has in the past been involved in any activity whatsoever of the type envisaged by Section 188 of the Enterprise Act 2002 where any such activity has or would reasonably be expected to have a Company Material Adverse Effect.

         3.16. Bank Accounts, Guarantees and Powers. Schedule 3.16 sets forth:
(a) a list of all accounts and deposit boxes maintained by each Acquired Entity at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts pursuant to such resolutions and with access to such boxes; and (b) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from any Acquired Entity, together with a summary of the terms thereof.

         3.17. Insurance. Schedule 3.17 contains a list of all insurance policies (requiring annual premiums of $10,000 or more) (specifying (a) the insurer, (b) the amount of the coverage, (c) the type of insurance, (d) the policy number and (e) as of the date hereof, and on an updated basis as of the Closing Date, any pending claims thereunder or any claims asserted thereunder or under similar policies since December 31, 2001) maintained by or on behalf of Acquired Entities, or their properties, assets, business or personnel. All such policies are in full force and effect, and no Acquired Entity is in default in any respect with respect to any provision contained in any such insurance policies, nor has any Acquired Entity failed to give any notice or present any claim thereunder in due and timely fashion, except, in any case, for such matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.17 also contains a schedule of any insurance policy of any Acquired Entity which since December 31, 2001, was cancelled by the applicable insurance carrier or was not renewed by the applicable Acquired Entity and a description of the reasons for such cancellation or non-renewal.

         3.18. Employment, Labor and Other Relations. Except as set forth in
Schedule 3.18, no Acquired Entity is a party to or is otherwise bound by any written contract, agreement or collective bargaining agreement with any labor union or organization. Except as set forth in Schedule 3.18, there are no charges or complaints involving any foreign, federal, state or local civil rights enforcement agency or court; complaints or citations under the

Occupational Safety and Health Act or any foreign, state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to the Knowledge of an Acquired Entity, threatened involving any such Acquired Entity and any employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests, which, in any case, have had or would reasonably be expected to have a Company Material Adverse Effect. Each Acquired Entity is and has heretofore been in compliance in all respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health programs, except where such noncompliance has not had and would not reasonably be expected to have a Company Material Adverse Effect, and no Acquired Entity is engaged in any violation of any Law related to employment, including unfair labor practices or acts of employment discrimination, except for such violations that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Schedule 3.18, no employees of Acquired Entities are represented by any labor union or organization. No Acquired Entity is aware of any existing or threatened strike, work stoppage or work slowdown by Acquired Entities' employees, which would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.18 or as provided by applicable Laws, all contracts of employment to which any Acquired Entity is a party can be terminated by it, without payment of severance, by giving the applicable minimum period of notice required by applicable Laws. There are no training schemes, arrangements or proposals (whether past or present) in respect of which a levy may become payable by any U.K. Acquired Entity under the Industrial Training Act 1982 (as amended by the Employment Act 1989). Except as disclosed in Schedule 3.18, no present employee of any U.K. Acquired Entity, or other individuals whose services are provided for any U.K. Entity, has given or received notice of termination of his employment or engagement. Except as disclosed in Schedule 3.18, no former employee of a U.K. Acquired Entity, has or may have the right under any Legislation to return to work or to be reinstated or re-engaged by a U.K. Acquired Entity. There are no arrangements for job sharing, flexible working or early retirement applicable to employees of a U.K. Acquired Entity and there is no scheme under which employees are entitled to receive from U.K. Acquired Entity redundancy payments greater than those required by Legislation.

         3.19. Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy to which any Acquired Entity makes premium payments, whether or not such Acquired Entity is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including, without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any welfare plan as defined in
Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (a) to which an Acquired Entity is a party or by which an Acquired Entity is bound or (b) with respect to which an Acquired Entity has made any payments or contributions since December 31, 2001 or may otherwise have any material liability (whether or not such Acquired Entity still maintains such plan, trust, arrangement, contract, agreement or policy ). For purposes of Sections 3.19(a) through (h) below, the term "Employee Plan" shall not include any Employee Plan to which a U.K. Acquired

Entity is a party or by which a U.K. Acquired Entity is bound or with respect to which a U.K. Acquired Entity has made any payments or contributions or may otherwise have any material liability. With respect to the Employee Plans:

                  (a) A true and complete list of all material Employee Plans are disclosed in Schedule 3.19 and true and correct copies of all such Employee Plans disclosed in Schedule 3.19, including, without limitation, all amendments and modifications thereto have been delivered to Buyer on or prior to the date hereof.

                  (b) Each Employee Plan, the administrator and fiduciaries of each non-multiemployer Employee Plan, and, to the extent applicable, each Acquired Entity has at all times complied in all material respects with the applicable requirements of ERISA, including, without limit the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect. Each Employee Plan that is tax-qualified under Code Section 401(a) has received a favorable determination letter of the IRS stating that the plan meets the requirements of the Code (as amended through January 1, 2000) and that the trust associated with the plan is tax-exempt under Code Section 501(a). No lawsuits or claims (other than routine claims for benefits) to, or by, any person or governmental entity have been filed or are pending and no Acquired Entity has Knowledge of any facts or contemplated event which reasonably could be expected to give rise to any such lawsuit or claim (other than routine claims for benefits) with respect to any Employee Plan, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect. Without limiting the foregoing, the following clauses (i), (ii), (iii) and (vi) are true with respect to each Employee Plan:

                           (i) With respect to each Employee Plan of which it is
                  the plan administrator, each Acquired Entity has filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or government agency, federal, state and local (including, without limitation, the IRS, the Department of Labor, and the Securities and Exchange Commission) with respect to each such Employee Plan, where the failure to file would reasonably be expected to have a Company Material Adverse Effect.

                           (ii) With respect to each Employee Plan of which it
                  is the plan administrator, Acquired Entities have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material (to the extent such material is required by Law to be delivered to such other party or such other party has lawfully requested such material), all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, except where the failure to make any such delivery has not had and would not be reasonably expected to have a Company Material Adverse Effect and no Acquired Entity has incurred any material liability in connection with the untimeliness of such deliveries.

                           (iii) Except as disclosed in Schedule 3.19, no
                  Acquired Entity makes, or has committed to make, any payment, contribution or award into or under any Employee Plan except as required by the terms of such Employee Plan or as required by a collective bargaining agreement or applicable Law.

                           (iv) No Acquired Entity is delinquent as to
                  contributions or payments to or in respect of any Employee Plan as to which such Acquired Entity is in any way obligated to make contributions or payments, nor has any Acquired Entity failed to pay any assessments made with respect to any such Employee Plan, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect. All contributions and payments with respect to Employee Plans that are required to be made by Acquired Entities with respect to periods ending before the Closing Date (including periods from the first day of the then-current plan or policy year to the Closing Date) have been made or accrued before the Closing Date by Acquired Entities in accordance with the appropriate actuarial report, collective bargaining agreements or insurance contracts or arrangements, except where the failure to so pay or accrue would not reasonably be expected to have a Company Material Adverse Effect.

                           (v) Except as set forth on Exhibit 3.19, no Acquired
                  Entity is now, nor has been at any time since September 2, 1974, a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) with respect to any "multiemployer pension plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan").

                           (vi) With respect to each such Employee Plan, to the
                  extent applicable, Acquired Entities have delivered or made available to Schawk true and complete copies of (a) material plan documents, or any and all other material documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment, (b) the most recent determination letter, if any, received from the IRS, (c) the most recent Form 5500 Annual Report and (d) all related material trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

                  (c) Except as disclosed on Schedule 3.19, no Acquired Entity maintains or has maintained in the past five years a Pension Plan that is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

                  (d) Except with respect to a Multiemployer Plan to which an Acquired Entity is a Party, there is no Employee Plan that is a Welfare Plan, the benefits under which are not provided exclusively from the assets of an Acquired Entity or through insurance contracts.

                  (e) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, that has had or would reasonably be expected to have a Company Material Adverse Effect.

                  (f) The financial and actuarial statements, if any, for each Employee Plan for which an Acquired Entity is the plan administrator reflect in all material respects the financial condition and funding of the Employee Plans as of the date of such financial and actuarial statements, and no material adverse change has occurred with respect to the financial condition or funding of the Employee Plans since the date of such financial and actuarial statements.

                  (g) Intentionally Omitted.

                  (h) Except as otherwise disclosed in Schedule 3.19, no Acquired Entity is liable for any severance pay, option cancellation expenses, change of control payments, or other payments to any employee or former employee arising from the termination of employment under any change of control, benefit or severance policy, practice, agreement, plan, or program of Acquired Entities, nor will any Acquired Entity have any liability which exists or arises, or may be deemed to exist or arise, under any applicable Laws or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by an Acquired Entity of any persons employed by an Acquired Entity on or prior to the Closing Date except as required by Code Section 4980B. Each Acquired Entity is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") and Parts 6 and 7 of Title I of ERISA, to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

                  (i) With respect to all Employee Plans of each U.K. Acquired
         Entity:

                           (i) except for matters that have not had and would
                  not be reasonably expected to have a Company Material Adverse Effect, all Employee Plans of any U.K. Acquired Entity are either exempt approved schemes (within the meaning of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988) or, to the Knowledge of Acquired Entities, approved personal pension plans (within the meaning of Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988) and nothing has been done or omitted to be done which will or may result in such approvals being revoked;

                           (ii) except as disclosed on Schedule 3.19, no U.K.
                  Acquired Entity is providing or has provided ex gratia pensions or other like payments for any of its employees or former employees or dependents of any such persons;

                           (iii) each U.K. Acquired Entity has complied with its
                  obligations to consult, designate and facilitate access to a stakeholder pension scheme as required by the Welfare Reform and Pensions Act 1999 and any regulations made thereunder, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect;

                           (iv) all death in service benefits, which may be
                  payable under the Employee Plans of each U.K. Acquired Entity, are fully insured, and all premiums by way of insurance that have become due, which are payable in respect of such Employee Plans by each U.K. Acquired Entity or by the trustees of the Employee Plans, have been paid to the relevant insurance company, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect;

                           (v) every person who has at any time had the right to
                  join, or apply to join, any of the Employee Plans of any U.K. Acquired Entity has been properly advised of that right, and no person has been excluded from membership of any of such Employee Plans or from any of the benefits thereunder in contravention of Article 141 of the Treaty of Rome, the Pensions Act 1995 or other applicable Laws or requirements or the provisions of the Employee Plans or otherwise, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect; and

                           (vi) none of the Employee Plans of any U.K. Acquired
                  Entity or any U.K. Acquired Entity is engaged or involved in any proceedings which relate to or are in connection with such Employee Plans or the benefits thereunder and no such proceedings are pending or, to the Knowledge of Acquired Entities, threatened (for the purpose of this paragraph, "proceedings" includes any litigation or arbitration and any investigation or determination by the Pensions Ombudsman or the Pensions Advisory Service or the Occupational Pensions Regulatory Authority and any complaint under any internal dispute resolution procedure established in connection with such Employee Plans, except, in each case, for such matters that have not had and would not be reasonably expected to have a Company Material Adverse Effect.

         3.20. Intellectual Property Rights

                  (a) Except as disclosed in Schedule 3.20, each Acquired Entity owns, legally possesses or has licenses or similar rights to utilize all Intellectual Property Rights used in the conduct of its business as presently conducted ("Company Intellectual Property Rights"). All Company Intellectual Property Rights owned by an Acquired Entity that are registered with any governmental office (the "Registered Intellectual Property Rights") are disclosed in Schedule 3.20. All licenses under which the Acquired Entities use any material Company Intellectual Property Rights, including licenses to material Operational Software, also are disclosed in Schedule 3.20.

                  (b) To the Knowledge of Acquired Entities, the conduct of the business of each Acquired Entity as presently conducted does not infringe the Intellectual Property Rights or the moral rights (as identified in Chapter IV of the United Kingdom's Copyright, Designs and Patents Act 1988) or their equivalent in any jurisdiction, of any third party. Where possible under applicable Law and except as would not be reasonable be expected to have a Company Material Adverse Effect, all such moral rights (whether past, present or future) conferred in respect of any copyright work comprised in the Company Intellectual Property Rights have been irrevocably waived in favor of the relevant Acquired Entity. The Acquired Entities have not disclosed any material confidential information to any third party other than under an appropriate obligation of confidentiality. None of the Acquired Entities is in breach, in any material respect, of any license granted to it by a third party under which it uses any Company Intellectual Property Rights and/or confidential information. There is no existing or, to the Knowledge of Acquired Entities, pending civil, criminal, arbitration, administrative or other proceedings or disputes in any jurisdiction concerning all or any of the Company Intellectual Property Rights. All renewal or other fees in relation to Registered Intellectual Property Rights which are owned by any Acquired Entity have been paid. Each Acquired Entity has complied with relevant data protection legislation in each jurisdiction in which it conducts business. No Acquired Entity has received any written notification that it is in breach of any data protection legislation.

                  (c) Schedule 3.20 lists in reasonable detail all material Operational Software. No Acquired Entity has experienced any disruption in or to its business or operations in the 12 months prior to the date of this Agreement as a result of (i) any security breach in relation to any information technology or (ii) any failure (whether arising from any bugs, virus defect or otherwise), lack of capacity or other substandard performance of any information technology, which such disruption has had or would be reasonably expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.20, all Computer Systems, excluding Operational Software, used by any Acquired Entity in the conduct of its business (as presently conducted by it) are owned and operated by, or legally leased or licensed to, and are under the control of the relevant Acquired Entity and are not wholly or partly dependent on any facilities which are not either (a) under the ownership, operation or control of the relevant Acquired Entity or (b) provided to on Acquired Entity pursuant to a contractual arrangement. Acquired Entities will not be required to obtain the consent of any third party to enable such Computer Systems to continue to be used in the business of the relevant Acquired Entity (as presently conducted by it) to the same extent and in the same manner as they have been used to the date hereof. Where any Operational Software has been developed by persons other than employees of an Acquired Entity and is used by an Acquired Entity in the course of its business as presently conducted, the relevant Acquired Entity has obtained written assignment of all Intellectual Property Rights in such software or has obtained a license to use such software from such persons, except where the failure to obtain any such assignment or license has not had and would not reasonably be expected to have a Company Material Adverse Effect.

         3.21. Approvals. Acquired Entities possess all governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals (the "Approvals") to own or hold under lease and operate their respective properties and assets and to carry on their business as now conducted, except Approvals, the failure of which to possess, has not had and would not be reasonably expected to have a Company Material Adverse Effect. No Acquired Entity has received any written notice of proceedings relating to the revocation or modification of any such Approvals which, singly or in the aggregate, if the subject of an unfavorable ruling or finding, would reasonably be expected to have a Company Material Adverse Effect. Acquired Entities are operating in compliance with the provisions, terms and conditions of the Approvals, except where such failure to comply has not had and would not reasonably be expected to have a Company Material Adverse Effect.

         3.22. Environmental Matters.

                  (a) Except as disclosed in Schedule 3.22, all facilities currently or formerly owned, leased, used in Acquired Entities' business operations or operated by the applicable Acquired Entity have been, and continue to be, owned, leased, used or operated in compliance with all applicable Environmental Laws and no condition exists at such facilities as of the Closing Date or any time within the five (5) years prior thereto which would constitute a violation of Environmental Laws or give rise to any liability or obligation of any Acquired Entity thereunder, except where any such matter has not had and would not be reasonably expected to have a Company Material Adverse Effect.

                  (b) Schedule 3.22 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any Acquired Entity in respect of its properties currently or formerly owned, leased or used; (ii) the results of the most recent analyses undertaken by any Acquired Entity of water, soil, air or asbestos samples in connection with any Acquired Entity's properties currently or formerly owned used or leased; (iii) the most recent inspection of any Acquired Entity's properties by the Environmental Protection Agency or other relevant environmental authority of which any Acquired Entity has Knowledge;
         (iv) written communications between any Acquired Entity and any environmental agencies relating to material issues of noncompliance with any Environmental Laws or any material obligations, investigations or inquiries thereunder or contamination; and (v) any written claim or complaint received by any Acquired Entity from any applicable federal, state or local environmental agency alleging non-compliance or asserting liabilities arising under Environmental Laws with respect to properties currently or formerly owned, operated or used by any Acquired Entity. Acquired Entities have made available to Schawk true, correct and complete copies of all items referred to in clauses (i),
         (ii), (iii), (iv) and (v) of this Section 3.22(b).

                  (c) Except as disclosed in Schedule 3.22, no Acquired Entity is aware of any Release or threat of Release of any Hazardous Substances at any facility currently or formerly leased, owned, used or operated by any such Acquired Entity, except where such Release has not had and would not be reasonably expected to have a Material Adverse Effect. Each such reported Release of any Hazardous Substance is also disclosed in Schedule 3.22.

                  (d) Except as disclosed in Schedule 3.22 and except for matters that have not had and would not reasonably be expected to have a Company Material Adverse

         Effect, no Acquired Entity has disposed, released treated, or arranged for the storage, disposal or treatment of, any "Hazardous Substance" or other waste at a site or location, or has leased or used in such Acquired Entity's operations or owned a site or location including but not limited to any site which, pursuant to CERCLA or other similar state law: (i) has been placed on the National Priorities List or its state equivalent; (ii) is the subject of a claim, administrative order or other demand either to take "removal" or "remedial" action as those terms are defined by CERCLA, the Resource Conservation and Recovery Act ("RCRA") or other federal or state Environmental Law or to reimburse any person who has taken "removal" or "remedial" action in connection with that site; or (iii) is currently undergoing or anticipated to undergo investigation, remediation or other response actions pursuant to any Environmental Law.

                  (e) Schedule 3.22 sets forth the age, contents or former contents of any storage tanks located on the properties, used, leased or occupied by any Acquired Entity or, to any Acquired Entity's Knowledge located on any other portion of its properties. Except as set forth in Schedule 3.22, no Acquired Entity has owned or operated, or presently owns or operates, any underground storage tanks as defined in RCRA at its properties. Except as set forth in Schedule 3.22, all such tanks and pipes pertinent to its properties are presently and have been in the past in good condition and do not leak.

                  (f) There are no wastes, drums or containers disposed of or buried on, in or under the ground or any surfaces waters located on the properties currently owned by any Acquired Entity. No Acquired Entity has disposed of or buried any wastes, drums or containers in or under the ground of any surface waters located on the property currently or formerly leased by any Acquired Entity. Neither any Acquired Entity, nor, to the Knowledge of Acquired Entities, any party acting on its behalf disposed of or buried, or arranged to dispose of or bury, any waste, drums or containers in or on the premises of a third party other than those pursuant to and in compliance with all applicable Environmental Laws.

                  (g) Except as set forth in Schedule 3.22 and except for conditions that have not had and would not reasonably be expected to have a Company Material Adverse Effect, there are no polychlorinated biphenyls, asbestos or urea formaldehyde in or on the portion of the properties of any Acquired Entity.

         3.23. Transactions with Affiliates. Except as set forth in Schedule 3.23, no amounts have been paid (or deemed for accounting purposes to have been paid) by any Acquired Entity to or received by an Acquired Entity from the Stockholders or any of their Affiliates (other than any other Acquired Entities) since June 12, 2003 for products or services (including amounts paid for administrative, purchasing, financial, or other services), except where such amounts were less than $200,000 per year in arms' length transactions.

         3.24. Customers and Vendors. Schedule 3.24 is a true and complete list of Acquired Entities' 100 largest customers and vendors by sales or purchase volume during each of the fiscal years 2001-2003 and during the first nine months of fiscal year 2004 showing, with respect to each such customer or vendor, the name and dollar amount involved. No Acquired Entity is required to provide bonding or other financial security arrangements in connection with any transactions with any of its customers or vendors in the ordinary course of its business, other than as set forth on Schedule 3.24. No vendor listed on
Schedule 3.24 is a sole source of supply for the Acquired Entities. To Acquired Entities' Knowledge, none of the 20 largest customers by sales volume during the first nine months of fiscal year 2004 has indicated or otherwise informed any other Acquired Entity, in a manner that a reasonably prudent person would conclude as likely to occur, that it will stop or decrease the rate of business done with the Acquired Entities where the aggregate amount of decreases would affect annual sales volumes of the Acquired Entities by $5,000,000 or more. The payment due to Kellogg North America Company from Company as an incentive to Kellogg North America Company to terminate the supply contract with Schawk regarding work for such corporation's Keebler division or Subsidiary has been paid.

         3.25. Corporate Records. All of the minute books and stock record books of each Acquired Entity have been made available to Schawk and its agents for inspection, are accurate and correct in all material respects, and contain all of the corporate minutes and stock records of each Acquired Entity from July 1, 1999 to the date hereof. Such minutes and records for the period from this date to the Closing Date will be made available to Schawk on or before Closing. Except as set forth in Schedule 3.25, Holdings and its consolidated Subsidiaries, taken as a whole, maintain internal accounting controls adequate to provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Holdings and its consolidated Subsidiaries and to maintain accountability for Holdings' and its consolidated Subsidiaries' consolidated assets; (iii) access to Holdings' and its consolidated Subsidiaries' assets is permitted only in accordance with management's authorization; (iv) the reporting of Holdings' and its consolidated Subsidiaries' assets is compared with existing assets at regular intervals; and
(v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         3.26. Employee Intentions. Except as set forth on Schedule 3.26 and, to the Knowledge of each Acquired Entity, no key employee has notified any Acquired Entity, with reasonable detail in light of the circumstances then known, that he or she intends to establish or join a business competitive to the businesses of the Acquired Entities as currently conducted, where such act would reasonably be expected to adversely affect annual sales volumes of Acquired Entities by $2,500,000 or more.

         3.27. Antitrust Compliance. The Annual Financial Statements are the last regularly prepared reviewed consolidated balance sheets and statements of Acquired Entities reflecting annual net sales of Acquired Entities. Stockholders acknowledge and agree that Schawk will rely on the foregoing representations and warranties in connection with compliance requirements under the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Enterprise Act 2002.

         3.28. Other Material Adverse Information. Except as expressly set forth in this Agreement and the Schedules, in the Financial Statements, or in the certificates delivered pursuant hereto, or matters which affect the economy generally or the industry generally of which Acquired Entities are a part, no Acquired Entity has Knowledge of any facts which would reasonably be expected to have a Company Material Adverse Effect.

         3.29. Schedules. Copies of all documents referred to herein or in the Schedules have been delivered or made available to Schawk, are true, correct and complete copies thereof, and include all material amendments, supplements or modifications thereto or waivers thereunder.

         4. Representations and Warranties of Stockholders. As of the date of this Agreement and again as of the Closing Date, each Stockholder, solely as to itself, severally represents and warrants to Schawk as follows:

         4.1. Authorization. Such Stockholder has full power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by such Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby. This Agreement and all other agreements and documents to be executed and delivered by such Stockholder pursuant hereto, assuming that this Agreement constitutes the valid and binding agreement of Buyer, constitute the valid and binding agreements of such Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

         4.2. No Violation. Neither the execution and delivery of this Agreement by such Stockholder, nor of any other agreement or document to be executed and delivered by such Stockholder pursuant hereto, nor the consummation by such Stockholder of the transactions contemplated hereby or thereby will constitute a violation of, or be in conflict with, or result in a cancellation of or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting the Holdings Capital Stock owned by such Stockholder pursuant to, or result in the creation or imposition of any security interest, lien, or other encumbrance upon the Holdings Capital Stock owned by such Stockholder under: (a) any contract, agreement, lease or other commitment to which such Stockholder is a party or by which such Stockholder is bound; or (b) any Law of any Governmental Entity applicable to such Stockholder. Except as set forth in Schedule 4.2 and any clearances or consents referred to in Section 8.3.4, no consent of, or notice to, any federal, state or local authority, or any private person or entity is required to be obtained or given by such Stockholder in connection with the execution, delivery and performance of this Agreement or the other agreements or documents to be executed, delivered and performed by such Stockholder pursuant hereto, and other than any consent where the failure of such Stockholder to obtain such consent would not adversely affect such Stockholder's ability to consummate the Closing hereunder in accordance with the terms and conditions of this Agreement.

         4.3. Stock Ownership. Such Stockholder is the owner of record and beneficially of the number of shares of the Holdings Capital Stock set forth opposite its or his name on Annex I hereto, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, including, without limitation, subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from such Stockholder at any time, or upon the happening of any stated event, any shares (or interests therein) of the Holdings Capital Stock owned by such Stockholder, in each case, other than restrictions on transfers imposed by applicable Law, which restrictions, assuming that Schawk's representations and warranties contained in Article 5 below are true and correct, will not prevent the consummation of the transactions contemplated hereby.

         4.4. Investment Intent. Such Stockholder is acquiring its shares of Schawk Class A Common Stock for its own account and not with a view towards public distribution. Such Stockholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Schawk Class A Common Stock and is capable of bearing the economic risks of such investment.

         5. Representations and Warranties of Schawk. As used in this Section 5, the term "Schawk" shall include Schawk and its Subsidiaries unless the context otherwise requires. As of the date of this Agreement and again as of the Closing Date, Schawk represents and warrants to Stockholders as follows:

         5.1. Organization and Good Standing. Schawk is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority and Approvals to own or hold under lease its properties and assets and to carry on its business as now conducted. Schawk is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which a failure to so qualify could have a Schawk Material Adverse Effect. True and complete copies of the certificate of incorporation, as amended to date, and the by-laws, as amended to date, of Schawk have been furnished to Stockholders.

         5.2. Authorization. Schawk has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Schawk pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by Schawk pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on Schawk's part and this Agreement and all other agreements and documents to be executed and delivered by Schawk pursuant hereto constitute the valid and binding agreements of Schawk, enforceable against Schawk in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Except as set forth in Schedule 5.2 and any clearances or consents referred to in Section 8.3.4 hereof, no consent or approval of, or notice to, any Governmental Entity or any other Person is required to be obtained, made or given by Schawk in connection with the execution, delivery or performance of this Agreement and the other agreements or documents to be executed, delivered and performed by Schawk pursuant hereto, except where any such consent, approval or notice has been made or obtained.

         5.3. Investment Intent. Schawk is acquiring the Holdings Capital Stock for its own account for investment and not with a view toward public distribution. Schawk has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Holdings Capital Stock and is capable of bearing the economic risks of such investment.

         5.4. Capitalization.

                  (a) The entire authorized capital stock of Schawk consists of 40,200,000 shares of Schawk Class A Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share. As of September 30, 2004 (the "Capitalization Date"), (i) 21,792,062 shares of Schawk Class A Common Stock were issued and outstanding; (ii) no shares of Schawk preferred stock were issued and outstanding; (iii) 3,178,108 shares of Schawk Class A Common Stock were subject to outstanding options issued pursuant to the option plans described in Schawk's 10-K Report for the period ended December 31, 2003 of which options to purchase 2,716,917 shares were exercisable and (iv) 5,252,250 shares of Schawk Class A Common Stock were reserved for issuance under the option plans described in Schawk's 10-K Report for the period ended December 31, 2003. Other than as described above or as otherwise expressly permitted under this Agreement, since the Capitalization Date there have been no issuances of shares of the capital stock or other equity securities of Schawk or of options, warrants or rights with respect to shares of Schawk Class A Common Stock or other equity Securities of Schawk, other than issuances of shares of Schawk Class A Common Stock pursuant to options outstanding on the date hereof and options granted in the ordinary course of business consistent with past practice to Schawk employees hired after the date hereof under the option plans described in Schawk's 10-K Report for the period ended December 31, 2003. Except as set forth above and except for the transactions expressly permitted by this Agreement, (1) there are no shares of capital stock or other voting Securities of Schawk or any of its Subsidiaries authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock or other voting Securities of Schawk or any of its Subsidiaries, obligating Schawk or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other voting Securities in Schawk or any of its Subsidiaries or Securities convertible into or exchangeable for shares of capital stock or other voting Securities, or obligating Schawk or any of its Subsidiaries to grant, extent or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (3) there are no outstanding obligations (contingent or otherwise) of Schawk or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Schawk Class A Common Stock, other capital stock or other voting Securities of Schawk or any of its Subsidiaries, or to make any payments based on the market price or value of shares of capital stock or other voting Securities of Schawk or its Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business and (4) except for stock options as described in Schawk's 10-K Report for the period ended December 31, 2003, there are no "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units of Schawk or its Subsidiaries. All of the currently issued and outstanding shares of capital stock of Schawk are, and all of the shares of Schawk Class A Common Stock issuable upon exercise of outstanding options will be when issued in accordance with the terms thereof, duly authorized, validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of any stockholder rights under applicable Law, or of Schawk's certificate of incorporation or by-laws (or other organizational documents) or the terms of any agreement to which Schawk is a party or by which Schawk is bound. In respect to the shares of Schawk Class A Common Stock to be issued to Stockholders hereunder; (i) there are no outstanding subscriptions, options, warrants, rights, or other agreements granting to any Person, firm or corporation, any interest in or right to acquire from Schawk, at any time, or upon the happening of any stated event an interest in such shares of Schawk Class A Common Stock; and (ii) such shares, when issued to Stockholders, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and shall not have been issued in violation of stockholder's rights under applicable law, or of Schawk's certificate of incorporation or by-laws (or other organizational documents) or the terms of any agreement to which Schawk is a party or by which Schawk is bound.

                  (b) All of the outstanding capital stock or other equity interests (other than director's qualifying shares (if any) issued by any foreign Subsidiary of Schawk) of Schawk's Subsidiaries is owned by Schawk, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law), and there are no irrevocable proxies with respect to such capital stock or other equity interests.

         5.5. No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any Lien upon any of the assets owned or used by, or any of the capital stock of Schawk under: (a) any term or provision of the certificate of incorporation or by-laws (or other organizational document) of Schawk; (b) any contract, agreement, indenture, lease or other commitment to which Schawk is party or by which Schawk is bound; (c) any judgment, decree, order, regulation or rule of any court or other Governmental Entity; or (d) any Law.

         5.6. Absence of Certain Changes. Since December 31, 2003, there has not been any Schawk Material Adverse Effect.

         5.7. Antitrust Compliance. The December 31, 2003 financial statements of Schawk are the last regularly prepared audited consolidated balance sheets and consolidated statements of Schawk reflecting annual net sales of Schawk. Schawk acknowledges and agrees that Stockholders will rely on the foregoing representations and warranties in connection with compliance requirements under the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the Enterprise Act of 2002.

         5.8. Other Material Adverse Information. Except as expressly set forth in this Agreement and the Schedules or in the financial statements of Schawk contained in Schawk's Public Filings, or in the certificates delivered pursuant hereto, or matters which affect the economy generally or the industry generally of which Schawk is a part, Schawk has no knowledge of any facts which would reasonably be expected to have a Schawk Material Adverse Effect.

         5.9. Filings with the SEC. Schawk has made on a timely basis all filings with the Securities and Exchange Commission (the "SEC") that it has been required to make within the past three (3) years under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Public Filings has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Filings, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Schawk has delivered to the Stockholders a correct and complete copy of the most recent Public Filing (as amended to date). Schawk is in compliance with, in all material respects, the rules and regulations of the New York Stock Exchange.

         5.10. 1934 Act Reports. Prior to the execution of this Agreement, Schawk has delivered or made available to Stockholders' Representative complete and accurate copies of (a) Schawk Annual Reports on Form 10-K for the years ended December 31, 2002 and 2003 (the "Schawk 10-K Reports") as filed with the SEC, (b) all Schawk proxy statements and annual reports to stockholders used in connection with meetings of Schawk shareholders held since January 1, 2002 and
(c) Schawk's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the "Schawk 10-Q Reports," and together with the Schawk 10-K Reports, Schawk "Public Filings") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC.

         5.11. Financial Statements. The financial statements (including any footnotes thereto) contained in the Schawk Public Filings have been prepared in accordance with GAAP, applied on a consistent basis during the periods covered, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q, and fairly present, in all material respects, the financial position of Schawk and its consolidated Subsidiaries as of the respective dates thereof and fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows of Schawk and its consolidated Subsidiaries for the periods then ended (subject, in the case of the unaudited statements, to normal and non-material year end audit adjustments normal in nature and amount and the absence of footnotes.)

         5.12. Liabilities and Obligations. Schawk has no liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, including, without limitation, customer claims for rework, offsets or errors or omissions required by GAAP to be set forth on a consolidated balance sheet of Schawk and its consolidated Subsidiaries or in the notes thereto which are not reflected or reserved against in the financial statements referred to in
Section 5.11,
except: (a) liabilities and obligations which are specifically disclosed in
Schedule 5.12; or (b) liabilities and obligations incurred in the ordinary course of business since the dates of the financial statements referred to in
Section 5.11; (c) liabilities and obligations under this Agreement; and (d) liabilities and obligations which would not reasonably be expected to have a Schawk Material Adverse Effect.

         5.13. No Default, Violation or Litigation. Except as disclosed on
Schedule 5.13, Schawk is not in violation of any Law (including, without limitation, Environmental Laws and Laws applicable to controls, wages and hours, civil rights and occupational health and safety), except where the failure to so comply has not had and would not reasonably be expected to have a Schawk Material Adverse Effect and Schawk has not received any written notice of claimed non-compliance. Except as disclosed in Schedule 5.13, there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of Schawk, threatened against, or involving, Schawk or against its properties or business which have had or would reasonably be expected to have a Schawk Material Adverse Effect or which in any manner challenge or seek to prevent, enjoin, hinder or delay any of the transactions contemplated hereby. There are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Schawk which have had or would reasonably be expected to have a Schawk Material Adverse Effect.

         5.14. Transactions with Affiliates. Except as set forth on Schedule
5.14 or as expressly disclosed in Schawk's Public Filings filed on or after January 1, 2003 and prior to the date of this Agreement, no amounts have been paid (or deemed for accounting purposes to have been paid) by Schawk to or received by Schawk from any Affiliate since January 1, 2003 for products or services (including amounts paid for administrative, purchasing, financial, or other services), except when such amounts were less than $200,000 per year in arms-length transactions.

         5.15. Customers and Vendors. Except as set forth on Schedule 5.15, Schawk is not required to provide bonding or other financial security arrangements in connection with any transactions with any of its customers or vendors in the ordinary course of business. Except as set forth on Schedule 5.15, no vendor is a sole source of supply for Schawk.

         5.16. Commitment Letter. Schawk confirms that it has obtained an executed commitment letter (the "Commitment Letter"), a true and complete copy of which has been provided to the Stockholders' Representative, pursuant to which the lender party thereto has, subject to the terms and conditions therein, agreed to enter into a loan agreement and to provide financing for the cash portion of the Purchase Price. Schawk confirms that the Commitment Letter is in full force and effect thereunder, and represents the legal, valid and binding obligation of Schawk, and, to the knowledge of Schawk, the other parties thereto, enforceable in accordance with the respective terms thereof, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 5.16, Schawk is not aware of any facts or circumstances that create a reasonable basis for Schawk to believe that it will not be able to obtain financing under the Commitment Letter, and agrees to provide Stockholders' Representative immediate written notice thereof, in the event any such facts or circumstances should arise. In particular, to the best of Schawk's knowledge and belief, each of the parties with funding commitments under the Commitment Letter has satisfactorily completed its respective due diligence investigation.

         6. Covenants of the Parties. The parties covenant and agree with each other that from the date hereof until the Closing or other termination of this
Agreement:

         6.1. Operations of Acquired Entities. Except as otherwise expressly permitted by the terms hereof or as otherwise agreed to in writing by Schawk (which agreement shall not be unreasonably withheld) during the period between the date hereof and the Closing Date or the date that this Agreement is sooner terminated:

                           (i) Acquired Entities shall operate and conduct their
                  business and operate their assets in the normal course of business and in substantial compliance with all applicable Laws and shall continue to pay their trade accounts payable and accrued expenses as such become due in the ordinary course of business in a manner consistent with past practice;

                           (ii) Acquired Entities shall maintain their tangible
                  assets in as good a state of operating condition and repair as they are on the date hereof, except for ordinary depreciation and wear and tear;

                           (iii) No Stockholder shall sell, pledge, lease,
                  mortgage, encumber or otherwise dispose of any of the Holdings Capital Stock and no Acquired Entity shall sell, pledge, lease, mortgage, encumber or otherwise dispose of any of its assets other than sales of inventory or services or dispositions of obsolete or redundant equipment in the ordinary course of business;

                           (iv) each Acquired Entity shall use its commercially
                  reasonable efforts to preserve intact the organizations and personnel of Acquired Entities and keep available the services of all of their key employees of Acquired Entities, commensurate with the business requirements of Acquired Entities;

                           (v) each Acquired Entity shall use its commercially
                  reasonable efforts to preserve intact its customer relationships and the goodwill of all customers and others, in accordance with the ordinary course of business;

                           (vi) each Acquired Entity shall use its commercially
                  reasonable efforts to keep in force all policies of insurance covering its business and assets including, but not limited to, errors and omissions insurance and all other insurance listed in Schedule 3.16 hereto.

                           (vii) no Acquired Entity shall enter into any
                  contracts or commitments for the purchase or lease of equipment, for other capital expenditures, or become obligated upon any other contracts not in the ordinary course of business, involving in the aggregate, in excess of $100,000, without the prior written approval of Schawk (such approval not to be unreasonably withheld), unless the approval or amount is waived or modified in writing by Schawk;

                           (viii) Holdings shall neither declare any dividends
                  on the Holdings Capital Stock nor acquire or agree to acquire (through redemption or otherwise) any of the outstanding securities of Holdings, incur or agree to incur any obligations to issue securities of Holdings nor issue, sell or dispose of any of the securities or options or rights convertible into the securities of Holdings, other than issuances of Holdings' Capital Stock pursuant to the exercise of options outstanding on the date hereof, which shares of Holdings' Capital Stock shall be subject to the closing conditions set forth in Section 8.2.5 of this Agreement;

                           (ix) except with the written consent of Schawk (which
                  consent shall not be unreasonably withheld), no Acquired Entity shall authorize or pay or agree to pay or accrue any increase in any wage, salary or other remuneration of directors, officers or other employees (receiving annual compensation of more than $150,000) (other than scheduled cost of living adjustments, increases included in budgets made available to Schawk, or to the extent required under binding employment agreements in effect on the date hereof), authorize or make any changes in compensation or policy regarding compensation payable or to become payable to any directors, officers or other key employees (receiving annual compensation of more than $150,000) (other than scheduled cost of living adjustments, increases included in budgets made available to Schawk or to the extent required under binding employment agreements on the date hereof), or hire any new employees (receiving annual compensation of more than $150,000) or elect any new officers or directors of any Acquired Entity; provided that any Acquired Entity may, in the normal course of business, hire persons to replace terminated employees and hire new employees as may be necessary to conduct its business, provided that such increases and hirings do not increase, in any material respect, the level of payroll costs of Acquired Entities;

                           (x) Holdings shall not amend any of Holdings'
                  Certificate of Incorporation or by-laws, except that it shall be permitted to increase the authorized capital stock to no more than 70,000,000 shares of common stock;

                           (xi) except for the quarterly management fee payable
                  to Stockholders' Representative on January 1, 2005 in the amount of $125,000, Acquired Entities shall cause all payments due any Affiliate of Stockholders (other than an Acquired Entity) under any management or other similar contract during the period from the date hereof until the Closing Date or date this Agreement is sooner terminated to be deferred and to be waived upon the consummation of the Closing;

                           (xii) unless required by applicable law, no Acquired
                  Entity shall make, change or revoke any material Tax election, file an amended Tax Return, enter into any agreement with any taxing authority, settle or otherwise resolve a Tax claim or assessment, surrender any right to claim for a Tax refund, consent to an extension of an applicable statute of limitations with respect to Taxes, in each case, if such action could have a Company Material Adverse Effect;

                           (xiii) no Acquired Entity shall extend or renew any
                  collective bargaining agreement; and

                           (xiv) no Acquired Entity shall take, agree to take,
                  or Knowingly permit to be taken any action or do or Knowingly permit to be done anything in the conduct of its business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or (except as expressly contemplated by this Agreement) which would cause any of the representations, warranties or covenants of Company, Holdings or Stockholders contained herein to be or become untrue, in any material respect.

         6.2. Operations of Schawk. Except as otherwise expressly permitted by the terms hereof or as otherwise agreed to in writing by the Shareholders' Representative (which agreement will not be unreasonably withheld) during the period between the date hereof and the Closing Date:

                           (i) Schawk will, and will cause each of its
                  Subsidiaries to, operate and conduct its business and operate its assets in the normal course of business and in substantial compliance with all applicable Laws;

                           (ii) Schawk will, and will cause each of its
                  Subsidiaries to, use its commercially reasonable efforts to preserve intact their respective organizations and personnel and keep available the services of all of their key employees and key brokers, commensurate with the business requirements of such entities;

                           (iii) Schawk will, and will cause each of its
                  Subsidiaries to, use its commercially reasonable efforts to preserve intact its customer relationships and the goodwill of all customers and others, in accordance with the ordinary course of business;

                           (iv) Schawk will not, and will cause each of its
                  Subsidiaries not to (A) other than quarterly dividends paid in accordance with historic practice (not in excess of $0.0325 per share per quarter), declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Schawk to its parent, (B) split, subdivide, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Schawk or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (v) Schawk will not, and will cause each of its
                  Subsidiaries not to, issue, deliver, sell or grant (A) any shares of its capital stock, (B) any other equity interests, any voting Securities or any Securities convertible into or exchangeable for capital stock, other equity interests or other voting Securities, (C) except for options granted in the ordinary course of business to Schawk employees hired after the date hereof under option plans described in Schawk's 10-K Report for the period ended December 31, 2003, any options, warrants, calls or other rights to acquire, any such shares of capital stock, any equity interests or any voting Securities or any Securities convertible into or exchangeable therefor or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Schawk Class A Common Stock upon the exercise of stock options and warrants outstanding on the date of this Agreement and in accordance with their present terms;

                           (vi) Schawk will not, and will cause each of its
                  Subsidiaries not to, amend its Certificate of Incorporation, by-laws or any other organizational document;

                           (vii) Schawk will not, and will cause each of its
                  Subsidiaries not to, enter into any agreement or transaction with any of its Affiliates that would require disclosure pursuant to Item 404 of Regulation S-K;

                           (viii) Schawk will not, and will cause each of its
                  Subsidiaries not to, take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or (except as expressly contemplated by this Agreement) which would cause any of the representations, warranties or covenants of Schawk contained herein to be or become untrue in any material respect;

                           (ix) Except for the acquisition of all or
                  substantially all of the assets or capital stock of Weir Imaging Benelux, B.V., Weir Imaging Espania SL and Weir Technologies, Limited or mergers, consolidations or acquisitions involving less than $5,000,000 in aggregate consideration (including the assumption of indebtedness), Schawk will not, and will cause each of its Subsidiaries not to, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in, or portion of the assets of, or by any other manner, any business or any Person or division thereof or (B) all or substantially all of the assets of any Person; and

                           (x) Schawk will not, and will cause each of its
                  Subsidiaries not to, sell, lease (as lessor), license or otherwise dispose of or subject to any Lien on any properties or assets with a book or fair market value (whichever is greater) of $1,000,000 or more, in the aggregate, except for transactions in the ordinary course of business consistent with past practices.

         6.3. Disclosure Controls; Loans to Directors and Officers. Between the date of this Agreement and the Closing Date or the date this Agreement is sooner terminated, Acquired Entities shall, upon reasonable notice during normal business hours, permit Schawk

(i) to meet with the officers of Acquired Entities responsible for the financial statements of Holdings and its Subsidiaries and the internal control over financial reporting of Holdings and its Subsidiaries to discuss such matters as Schawk may deem reasonably necessary or appropriate concerning Schawk's obligations under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto (collectively, "SOX"); and (ii) to meet with officers of Acquired Entities to discuss the integration of appropriate disclosure controls and procedures relating to Acquired Entities' operations with the controls and procedures of Schawk for purposes of assisting Schawk in compliance with the applicable provisions of SOX following the Closing Date. Holdings shall, and shall cause its and its Subsidiaries' respective employees and accountants to, fully cooperate with Schawk in the preparation, documentation, review, testing and all other actions Schawk deems necessary to satisfy the internal control certification requirements of Section 404 of SOX.

         6.4. No Solicitation. Neither any Stockholder nor any officers, directors, employees, trustees or agents of any Acquired Entity will solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to purchase any of the Holdings Capital Stock or any of any Acquired Entity's assets (other than sales of inventory or services and dispositions of obsolete or redundant equipment in the ordinary course of business). Company and Holdings agree to promptly notify Schawk upon the receipt by Stockholders or any Acquired Entity of an unsolicited formal written competing offer in respect of such a purchase, and of the proposed terms thereof.

         6.5. Notification. Each of the parties hereto shall give prompt written notice to the other parties, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.6. Additional Information.

                  (a) Company and Holdings will make available to Schawk and its authorized agents and accountants for inspection upon reasonable notice, reasonable access during normal business hours between the date of this Agreement and the Closing Date or the date that this Agreement is sooner terminated, to the assets, business and financial records, management reports and all Tax returns and working papers of Acquired Entities, files and memoranda of their public accountants (in each case, to the same extent such accountants are willing to disclose such items to Schawk or any third party at the direction of Acquired Entities) and outside legal counsel (in each case, unless any such disclosure would waive attorney-client privilege and to the same extent such counsel is willing to disclose such items to Acquired Entities) and relevant materials relating to Acquired Entities, their assets or business, as Schawk shall reasonably request, for the purpose of making such accounting review, legal and audit investigation or examination deemed desirable by Schawk. The foregoing notwithstanding, Company and Holdings shall not be required to cause their accountants and/or outside legal counsel to disclose any information or analysis relating to the transactions contemplated hereby. Company and Holdings will cause such officers, employees, public accountants and outside legal counsel of Acquired Entities to cooperate reasonably with such examination to the extent consistent with the foregoing.

                  (b) Prior to the Closing of the transactions contemplated hereby, or if this Agreement shall not be consummated for any reason, for a period of three years from the date hereof, any such information and documentation treated as confidential by Acquired Entities or their respective representatives prior to such delivery or marked confidential at the time of delivery to Schawk or its representatives ("Company's Confidential Information") shall be kept confidential by Schawk and its representatives except to the extent that (i) it was already known to Schawk or such representatives or was made available to Schawk on a non-confidential basis when received; (ii) it hereafter becomes lawfully obtainable from other sources or (iii) it is disclosed by any Acquired Entity in any document filed with any Government Entity or authority and available to public inspection. If this Agreement is terminated, Schawk will promptly, upon request of Holdings or Company, destroy the Company's Confidential Information or deliver it to the Company (without retaining any copies thereof) and confirm to Company the compliance herewith in writing.

         6.7. Supplements to Schedules. From time to time prior to the Closing Date, the Company or Holdings or Schawk, as applicable, will promptly supplement or amend any Schedules provided for in this Agreement (i) if any matter arises hereafter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule, or (ii) if it becomes necessary to correct any information in any such Schedules which has become inaccurate in any material respect; provided, however, that except as set forth in the immediately following proviso, no such supplement or amendment to any Schedule shall be considered in determining satisfaction of the conditions set forth in Sections 8.2 or 8.3 of this Agreement; provided, further, that notwithstanding the foregoing, the parties agree that, for purposes of determining the accuracy of the representations and warranties set forth in Sections 3.13 and 3.14 in determining satisfaction of the condition set forth in Section 8.2 of this Agreement as well as the basis for a claim for indemnification under Section 11, Company and Holdings are required to update Schedule 3.13 as of December 31, 2004 and Schedule 3.14 as of the date two business days prior to the Closing Date.

         6.8. Publicity. None of the parties hereto or any employee, agent, attorney, officer or public accountant of any such party shall issue any oral or written publicity regarding this transaction without prior consultation with and approval of either Holdings or Schawk, as applicable, except as required by applicable Law.

         6.9. Conditions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to fully carry out the purposes of this Agreement. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

         6.10. Interim or Annual Financial Statements. Holdings shall promptly provide Schawk with interim monthly and annual financial statements with respect to the assets or operations of Acquired Entities prepared in the ordinary course of business or otherwise available to Holdings or Stockholders or to management of Acquired Entities together with any management reports so prepared regarding Acquired Entities.

         6.11. Shareholder Consent of Certain Executive Compensation Arrangements. Holdings shall use its reasonable best efforts to submit any and all payments, awards and benefits paid or made available to, or that may become payable or available to, any current or former employee, officer, independent contractor or stockholder of the Company or any of its Subsidiaries, in each such case, that could constitute "parachute payments" within the meaning of
Section 280G(b)(2)(A) of the Code to a shareholder vote which satisfies the requirements of Sections 280(g)(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code such that following such vote, if the requisite number of affirmative votes are obtained, such payments, awards and benefits will qualify for the exemption provided under Section 280G(b)(5)(A)(ii) of the Code and will not be subject to any excise tax pursuant to Section 4999 of the Code. Further, Holdings shall commission and obtain any report or study necessary for such payments, awards and benefits to qualify for such exemption and not be subject to any such excise tax.

         7. Additional Covenants of Schawk. In addition to the covenants contained in Article 6, Schawk covenants with Stockholders that, from and after the date hereof and until the Closing Date, it will:

         7.1. Notification. Promptly notify Holdings and Stockholders in writing of any lawsuits, claims, proceedings, or investigations of which Schawk may become aware that may be threatened, brought, asserted or commenced by or against Schawk which could materially and adversely affect Schawk or Schawk's ability to perform its obligations under this Agreement.

         7.2. Commitment Letter. Schawk shall use its reasonable best efforts to cause the transactions contemplated by the Commitment Letter to close and for the funding thereunder to be made in accordance with the terms and conditions thereof.

         7.3. Due Diligence. In connection with any interviews to be conducted by Schawk or its representatives of any customers of Acquired Entities from and after the date hereof, Schawk shall provide the Stockholders' Representative with reasonable advance notice of, and an opportunity to participate during, any such interviews.

         7.4. Stockholders' Representative Fee. On the Closing Date, Schawk shall pay Four Million Dollars ($4,000,000) to Stockholders' Representative in immediately available funds by federal wire transfer to an account designated by Stockholders' Representative to pay Stockholders' Representative the fee owed Stockholders' Representative by Holdings as a result of the consummation of the transactions contemplated hereby.

         8. Conditions to Closing.

         8.1. Mutual Conditions. The respective obligations of Schawk and Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

         8.1.1. No Suit. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before or by any Governmental Entity or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

         8.1.2. Issuance of Schawk Class A Common Stock. All approvals and consents set forth on Schedule 8.1.2 hereof shall have been received from the SEC, other applicable Governmental Entity and/or the New York Stock Exchange.

         8.2. Conditions to Schawk's Obligations. The obligations of Schawk to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

         8.2.1. Representations, Warranties and Covenants. All representations and warranties of Company, Holdings and Stockholders contained in this Agreement that are qualified by materiality shall be true and correct in all respects and all representations and warranties of Company, Holdings and Stockholders contained in this Agreement that are not qualified by materiality shall be true and correct in all respects except for inaccuracies that do not have, and would not reasonably be expected to have, a Company Material Adverse Effect, in either case as of the Closing Date as if made on the Closing Date, except for (a) changes expressly permitted or required by this Agreement and (b) those representations and warranties which address matters only as of a particular date (which, as of such date, shall be true and correct to the same extent as set forth above). Company, Holdings and Stockholders shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing. Stockholders' Representative shall have furnished to Schawk a certificate, signed by or on behalf of each of Company and Holdings and each Stockholder, dated as of the Closing Date, to the effect that the conditions specified in this Section 8.2.1, to the extent relating to representations, warranties, covenants and agreements of Company, Holdings and Stockholders, have been satisfied.

         8.2.2. No Adverse Changes. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred.

         8.2.3. Opinion. Schawk shall have received from counsel to Acquired Entities and the Stockholders an opinion of such counsel in a form reasonably satisfactory to Schawk.

         8.2.4. Consents and Approvals. All material authorizations, consents, waivers, Approvals or other action necessary to satisfy the conditions of
Section 8.2.1 or as set forth on Schedule 8.2.4 shall have been obtained.

         8.2.5. Holdings Capital Stock. Each Stockholder shall have delivered all certificates evidencing their shares of the Holdings Capital Stock together with properly executed assignments separate from certificate (stock powers), all in form and substance reasonably acceptable to Schawk's counsel; all option holders who shall have become stockholders of Holdings after the date of this Agreement shall have executed joinder agreements to this Agreement in form and substance reasonably acceptable to Schawk's counsel.

         8.2.6. Resignations. At Schawk's option, Schawk shall have received resignations of the directors of Acquired Entities and the officers of Acquired Entities identified in a letter to be delivered by Schawk to Stockholders' Representative dated prior to Closing, in each case, from their positions as such, together with releases of Acquired Entities by such directors and officers (only to the extent any such officer is contractually required to do so) of any further liabilities or obligations (other than obligations of the type set forth in Sections 9.3 and 9.4) which an Acquired Entity may have to any director or officer due to such relationship all in form and substance reasonably acceptable to Schawk's counsel; provided, however, that notwithstanding the foregoing, such directors and officers shall not be required to release or otherwise waive any existing rights to indemnification or under any existing insurance policies.

         8.2.7. Termination of Stockholders Agreement. All stockholders' agreements or comparable agreements relating to the Holdings Capital Stock shall have been terminated.

         8.2.8. Intentionally Omitted.

         8.2.9. Indebtedness. Schawk shall have received Payoff Letters and the conditions set forth in Section 9.1 shall have been satisfied (other than the payment of the Closing Indebtedness Amount and provision of cash collateral and/or back-to-back letters of credit which shall be effected by Schawk as provided in Section 9.1).

         8.2.10. Amounts due from Affiliates and Officers. Except for those loans listed in Schedule 8.2.10, all amounts due any Acquired Entity from any of its Affiliates, directors, officers or employees (whose annual compensation exceeds $150,000) shall have been paid in full.

         8.2.11. Financing. Schawk's lenders or sources of debt financing do not default on or fail to provide the financing for the transactions contemplated hereby as provided in the Commitment Letter.

         8.2.12. Hart-Scott-Rodino and Enterprise Act 2002. That all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or shall have been terminated. Any approvals or clearances required under Enterprise Act 2002 shall have been obtained.

         8.2.13. Management Agreements. All management or similar agreements with Stockholders' Representative or its Affiliates set forth on Schedule 3.12 shall be terminated as of the Closing Date.

         8.2.14. Due Diligence. Schawk shall have satisfactorily completed its due diligence review of Acquired Entities' contracts or agreements with Acquired Entities' 100 largest customers by sales volume during the first nine months of fiscal year 2004 and shall have completed to its reasonable satisfaction interviews with the 20 largest such customers; provided, however, that Schawk shall be deemed to have waived this condition to the extent it fails to duly terminate this Agreement pursuant to Section 10.1.5 on or prior to January 15, 2005.

         8.2.15. Ancillary Agreements. The parties shall have executed and delivered the Escrow Agreement, the Registration Rights Agreement and the Governance Rights Agreement.

         8.3. Conditions to Stockholders' Obligations. The obligations of Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         8.3.1. Representations, Warranties and Covenants. All representations and warranties of Schawk contained in this Agreement that are qualified by materiality shall be true and correct in all respects and all representations and warranties of Schawk contained in this Agreement that are not qualified by materiality shall be true and correct in all respects except for inaccuracies that do not have, and would not reasonably be expected to have, a Schawk Material Adverse Effect, in either case as of the Closing Date as if made on the Closing Date, except for (a) changes expressly permitted or required by this Agreement and (b) those representations and warranties which address matters only as of a particular date (which, as of such date, shall be true and correct to the same extent as set forth above). Schawk shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing. Schawk shall have furnished to Stockholders' Representative, on behalf of Stockholders, a certificate, signed by an authorized officer of Schawk, on behalf of Schawk, dated as of the Closing date, to the effect that the conditions specified in this Section, to the extent relating to representations, warranties, covenants and agreements of Schawk, have been satisfied.

         8.3.2. Opinion. Stockholders shall have received form counsel to Schawk an opinion of such counsel, dated as of the Closing Date, in a form reasonably acceptable to Stockholders' Representative.

         8.3.3. Consents and Approvals. All material authorizations, consents, waivers, approvals or other action necessary to satisfy the conditions of
Section 8.3.1 shall have been obtained.

         8.3.4. Hart-Scott-Rodino and Enterprise Act 2002. That all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or shall have been terminated. Any approvals or clearances required under Enterprise Act 2002 shall have been obtained.

         8.3.5. Schawk Material Adverse Effect. Since the date hereof, no Schawk Material Adverse Effect shall have occurred.

         8.3.6. Ancillary Agreements. The parties shall have executed and delivered the Escrow Agreement, the Registration Rights Agreement and the Governance Rights Agreement.

         9. Additional Agreements.

         9.1.1. Payment of Indebtedness. On the Closing Date, Schawk shall pay, or cause to be paid or otherwise satisfied, the amount of all Indebtedness (as defined below), as of the Closing Date, of the Acquired Entities (the "Closing Indebtedness Amount") in order to permit the release, effective as of the Closing Date, of all liens and security interests of such secured creditors on the assets and properties of the Acquired Entities in accordance with the Payoff Letters; it being understood that such amount is a reduction to the Purchase Price as described in Section 2. In addition, on the Closing Date, Schawk shall terminate or cause to be terminated, any letters of credit and bankers acceptances of Acquired Entities or provide cash collateral or acceptable back-to-back letters of credit in respect of the obligations thereunder.

         Company represents and warrants to Schawk that:

                           (i) The aggregate amount of the Indebtedness at
                  October 31, 2004 was $48,952,439.

                           (ii) Except as set forth in Schedule 9.1, all of the
                  outstanding Indebtedness can be prepaid without any prepayment charges, fees, penalties or other assessments; and

                           (iii) Assuming the payment by Schawk of the Closing
                  Indebtedness Amount in accordance with the terms of the Payoff Letters, no consents or approvals of lenders or holders of Indebtedness are required for the consummation of this Agreement in order to avoid a breach of or default under such Indebtedness.

         Company and Holdings shall not, and shall cause the other Acquired Entities not to, incur any indebtedness for money borrowed to any lenders except to existing holders of the Indebtedness and only if the sums can be prepaid without prepayment charges, fees, penalties or other assessments or issuance of any shares of preferred or preference stock. On the Closing Date, Holdings and Company will obtain and furnish to Schawk payoff letters ("Payoff Letters") from each of the lenders or holders of all Indebtedness: (A) confirming that such item of Indebtedness can be repaid or redeemed in full on the Closing Date, (B) stating the exact amount that would be required to repay such item of Indebtedness, including the principal amount thereof, any prepayment charges, penalties, fees or other assessments, and any required interest or dividends, as of the Closing Date, together with per diem charges that would be assessed in the event that such Indebtedness is paid in full after the date referred to in such Payoff Letter, and (C) including a statement by each respective lender or holder that all Liens of that lender securing such item of Indebtedness shall be fully released and discharged upon such repayment, cash collateralization or receipt by the holder of such Indebtedness of an acceptable back-to-back letter of credit.

         The term "Indebtedness" means all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, debentures or similar contractual obligations (but not surety bonds entered into in the ordinary course of business consistent with past practice),
(c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business and capital leases (in accordance with GAAP)), (d) for contractual obligations relating to interest rate protection, swap agreements and collar agreements, (e) in respect of letters of credit and bankers' acceptances (other than those standby letters of credit and bankers' acceptances set forth in Schedule 9.1),
(f) in the nature of guarantees of the obligations described in clauses (a) through (d) above and (g) with respect to any preferred stock, preference shares or similar security with a preference over common equity.

         9.2. Restrictions on Transfer. Each Stockholder covenants and agrees that such Stockholder will not, without prior written consent of Schawk, transfer, pledge, hypothecate, assign or otherwise distribute any of the shares of Schawk Class A Common Stock received by such Stockholder at Closing until such time as such shares have been registered under the Securities Act of 1933, or in the opinion of counsel reasonably acceptable to Schawk, an exemption from such registration is available.

         9.3. Indemnification of Directors, Officers and Employees. Schawk shall cause the Acquired Entities to ensure that no change will be made to the certificate or articles of incorporation or by-laws, or other organizational documents of the Acquired Entities that would adversely affect any director's, officer's or employee's right to indemnification under applicable Law or otherwise with respect to any periods prior to the Closing. This Section 9.3 shall be for the benefit of, and shall be enforceable by, the directors, officers and employees of Acquired Entities, and their respective heirs and estates.

         9.4. Indemnity. Schawk agrees to indemnify the Stockholder Indemnified Parties and defend and hold the Stockholder Indemnified Parties harmless from and against any and all Losses that may be incurred by Stockholder Indemnified Parties, collectively or individually, under the Worker Adjustment and Retraining Notification Act or under any federal, state, local or foreign Law with respect to plant closings, lay-offs, relocations or the like occurring at or following the Closing. Schawk also agrees to indemnify the Stockholder Indemnified Parties and defend and hold the Stockholder Indemnified Parties harmless from and against any and all Losses arising out of any claims by, or in respect of, any employee of the Acquired Entities (or any heir, beneficiary, executor, administrator or representative of any employee of the Acquired Entities) with respect to any obligations or liabilities assumed by Schawk or retained by the Acquired Entities hereunder to the extent that any such Loss does not arise from a breach by Holdings, Company or any Stockholder of its representations, warranties or covenants contained herein.

         10.      Termination.

         10.1. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing, as follows:

         10.1.1. Mutual Consent. By mutual consent of the parties hereto.

         10.1.2. Breach. By Schawk, on the one hand, or by Stockholders, on the other hand, by reason of the breach by the other in any material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement, if the non-breaching party has notified the breaching party in writing and there is a reasonable likelihood that such breach (unless cured, if curable) will result in an inability of Schawk on the one hand and the Stockholders on the other, to satisfy the conditions set forth in Section 8 and such breach, if curable, has continued without cure for a period of 10 days after delivery of such notice of breach.

         10.1.3. Respective Conditions. By Schawk on the one hand or by Stockholders on the other hand if the conditions precedent to their respective obligations contained in Sections 8.2 or 8.3 hereof have not been met in all material respects on or prior to January 31, 2005, other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement.

         10.1.4. Mutual Conditions. By Schawk on the one hand or by Stockholders on the other hand if any of the conditions described in Section 8.1 shall not have been fulfilled on or prior to January 31, 2005, other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement. The parties agree that the January 31, 2005 date referred to in this Section 10.1.4 and 10.1.3 above may be extended for an additional reasonable period (not later than March 31, 2005) in the event that each party is diligently attempting to obtain all necessary governmental approvals necessary to effect the Closing but such approvals have not yet been obtained despite the diligent efforts of the applicable party and if the parties reasonably expect all such approvals to be obtained.

         10.1.5. Due Diligence. By Schawk on or prior to January 15, 2005, if Schawk shall not be reasonably satisfied with the results of its (a) due diligence of Acquired Entities' contracts or agreements with Acquired Entities' 100 largest customers by sales volume during the first nine months of fiscal year 2004 or (b) interviews with the 20 largest such customers.

         10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement - other than the provisions of Sections 6.6(b) (Additional Information), 6.8 (Publicity), 11.8 (Limits on Indemnities for Pre-Closing Matters), 13.3 (Payment of Expenses), 13.6 (Brokers) and 13.10 (Governing Law; Jurisdiction) - will then be null and void and have no further force and effect and all other rights and liabilities of the parties hereunder will terminate without any liability of any party to any other party, except for liabilities arising in respect of breaches under this Agreement by any party on or prior to the date of termination.

         11. Indemnification. From and after the Closing, subject to the time period set forth in Section 11.4 with respect to survival of representations and warranties and monetary limitations set forth in this Section 11 hereof, the parties shall be indemnified and provide indemnity as set forth below.

         11.1. Indemnification of Schawk Indemnified Parties by Stockholders. Subject to the limitations set forth in this Section 11, from and after the Closing, each of the Stockholders shall severally (but not jointly) indemnify and hold harmless, to the fullest extent permitted by law, Schawk and its successors, permitted assigns and Affiliates and its officers, directors, employees and agents (collectively "Schawk Indemnified Parties") from, against and in respect of:

                  (a) Losses incurred as a result of any breach or default in performance by such Stockholder of any covenant or agreement of such Stockholder contained in this Agreement;

                  (b) Losses incurred as a result of any breach of, or any inaccuracy in, any representation or warranty made by such Stockholder in this Agreement;

                  (c) Losses incurred as a result of any breach or default in performance by Company or Holdings of any covenant or agreement of Company or Holdings contained in this Agreement that is to be performed at or prior to the Closing;

                  (d) Losses incurred as a result of any breach of, or any inaccuracy in, any representation or warranty made by Company or Holdings in this Agreement; and

                  (e) Losses arising out of, or in connection with, the Fuji-Xerox Australia Litigation or the Appraisal Rights Litigation.

         11.2. Indemnification of Stockholder Indemnified Parties by Schawk. Subject to the limitations set forth in this Section 11, from and after the Closing, Schawk shall indemnify and hold harmless, to the fullest extent permitted by law, Stockholders and their respective successors, permitted assigns and Affiliates and their respective officers, directors, employees, agents and representatives (collectively "Stockholder Indemnified Parties") from, against and in respect of Losses incurred as a result of any of the following:

                  (a) any breach or default in performance by Schawk of any covenant or agreement of Schawk contained in this Agreement or any breach or default in performance by Company or Holdings of any covenant or agreement made by Company or Holdings contained in this Agreement that is to be performed after the Closing; or

                  (b) any breach of, or inaccuracy in, any representation or warranty made by Schawk in this Agreement; or

                  (c) claims made by any Option Holder that the payment of amounts due such Option Holder for unvested options under the Equity Plan have been wrongfully delayed.

         11.3. Method of Asserting Claims. Subject to the time period set forth in Section 11.4 hereof with respect to survival of representations and warranties, the party seeking indemnity ("Indemnitee") will give prompt written notice to the party providing indemnity ("Indemnitor") of any Loss which it discovers or of which it receives notice after the Closing and which might give rise to a Loss by it against Indemnitor under Section 11 hereof, stating the nature, basis and (to the extent known) amount thereof. In case of any Loss or suit by a third party or by any Governmental Entity, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 11, Indemnitor shall be entitled to participate therein, and, to the extent desired by it or them, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election or unless Indemnitee reasonably determines that the Indemnitors do not have sufficient financial resources to defend such matter. Indemnitee and Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Loss or proceeding. Indemnitee will not make any settlement of any Loss or consent to the entry of any judgment with respect to any Loss which might give rise to liability of an Indemnitor under the indemnity agreements contained in this Section without the written consent of Indemnitor, which consent shall not be unreasonably withheld, unless Indemnitee reasonably determines that the Indemnitors do not have sufficient financial resources to pay the Loss. If Indemnitor shall desire and be able to effect a bona fide compromise or settlement of any such suit, Loss, or proceeding and Indemnitee shall unreasonably refuse to consent to such compromise or settlement, then Indemnitor's liability under this Section 11 with respect to such suit, Loss or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which Indemnitee has refused to consent to such compromise or settlement.

         11.4. Nature and Survival of Representations. All warranties and representations made by Stockholders, Company or Holdings herein as qualified by the Schedules hereunder shall be deemed representations and warranties of Stockholders or Company or Holdings, respectively, regardless of any investigation made by or on behalf of Schawk. All warranties and representations made by or on behalf of Schawk herein or in the Schedules hereunder shall be deemed representations and warranties of Schawk, regardless of any investigation made by or on behalf of Company, Holdings or Stockholders' Representative or Stockholders. The representations and warranties made by Stockholders or Company or Holdings under this Agreement shall survive the Closing until the date which is eighteen months after the Closing Date, except that (a) all representations and warranties made in or pursuant to Sections 4.1 through 4.3 hereof shall survive the Closing indefinitely and (b) any representations and warranties made in or pursuant to Section 3.9 hereof shall survive until the applicable statute of limitations (including any extensions thereof) applicable thereto. The representations and warranties made by Schawk under this Agreement shall survive the Closing until the date which is eighteen months after the Closing Date, except that all representations and warranties made in or pursuant to Section
5.2 and Section 5.5 hereof shall survive the Closing indefinitely.

         11.5. Limitation on Indemnity.

                  (a) Notwithstanding any other provision of this Agreement:

                           (i) the Stockholders shall not have any obligation to
                  indemnify Schawk Indemnified Parties pursuant to Section 11.1(a), (b), (c) and (d) (but not Section 11.1(e)) unless and until, and only to the extent that, the aggregate of all such individual Losses incurred or sustained by Schawk Indemnified Parties with respect to which Schawk Indemnified Parties are entitled to indemnification under Section 11.1 exceeds $500,000, in which case the Stockholders shall be liable for the entire amount of such Losses in excess of $250,000; indemnities payable with respect to Section 11.1(e) shall not be subject to any minimum amount;

                           (ii) the aggregate liability of the Stockholders to
                  indemnify Schawk Indemnified Parties for Losses under Section
                  11.1 shall in no event exceed $20,000,000; provided, however, that the foregoing dollar limitation shall not apply to Losses (collectively, "Extraordinary Losses"): (a) with respect to claims made under 11.1(b) for breaches of, or any inaccuracies in, any representation or warranty made in Sections 4.1, 4.2 and 4.3 of this Agreement, (b) with respect to claims made under 11.1(d) for breaches of, or any inaccuracies in, any representation or warranty made in Section 3.9 of this Agreement, (c) with respect to any claims based on common law fraud or (d) with respect to claims made under 11.1(e);

                           (iii) the aggregate liability of each of the
                  Stockholders to indemnify Schawk Indemnified Parties shall in no event exceed the Purchase Price received by such Stockholder;

                           (iv) the indemnification obligations of each of the
                  Stockholders for Losses with respect to claims made under
                  Section 11.1(c), 11.1(d) and 11.1(e) shall be several and limited to such Stockholders' Percentage of such Loss; provided that each of the Kohlberg Stockholders shall be jointly liable for the obligations of each of the other Kohlberg Stockholders; and

                           (v) Stockholders shall have no obligation to
                  indemnify the Schawk Indemnified Parties for any liabilities or obligations included in Accrued Expenses (to the extent of the amount included in Accrued Expenses).

                  (b) Notwithstanding any other provision of this Agreement:

                           (i) Schawk shall not have any obligation to indemnify
                  Stockholder Indemnified Parties pursuant to Section 11.2 unless and until, and only to the extent that, the aggregate of all individual Losses incurred or sustained by Stockholder Indemnified Parties with respect to which Stockholder Indemnified Parties are entitled to indemnification under
                  Section 11.2 exceeds $500,000 in which case Schawk shall be liable for the entire amounts of such Losses in excess of $250,000; indemnities payable with respect to a violation of

                  Section 7.4 or with respect to Section 11.2(c) shall not be subject to any minimum amount; and

                           (ii) the aggregate liability of Schawk to indemnify
                  Stockholder Indemnified Parties for Losses under Section 11.2 shall in no event exceed $20,000,000; provided, however, that the foregoing dollar limitation shall not apply to Losses: (a) with respect to claims made under 11.2(b) for breaches of, or any inaccuracies in, any representation, warranty or covenant made in Sections 5.1, 5.2, 5.4, 5.5 or 7.4 of this Agreement or (b) with respect to any claims based on common law fraud.

         11.6. Limitation on Remedies. From and after the Closing, the sole and exclusive remedy of Stockholder Indemnified Parties and Schawk Indemnified Parties as against any Person, with respect to all claims relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 11. Nothing in this Section 11.6 shall effect the indemnity provided in Section 9.3 and Section 9.4. The Schawk Indemnified Parties' sole and exclusive remedy as against any Person for the payment of the first $10,000,000 of Losses under the indemnification provisions set forth in this Section 11 shall be to the Escrow Amount.

         11.7. Limitations on Indemnities for Pre-Closing Matters. From and after the date hereof until the Closing, the sole and exclusive remedy of Schawk Indemnified Parties and Stockholder Indemnified Parties with respect to any breach or inaccuracy of any of the representations and warranties set forth herein, or any breach of any of the covenants set forth herein or Schawk's failure to obtain or close the financing referred to in Section 8.2.11 shall be termination of this Agreement pursuant to Section 10 and the right to seek reimbursement from the breaching party (or Stockholders (severally, provided that each of the Kohlberg Stockholders shall be jointly liable for the obligations of each of the other Kohlberg Stockholders) if such breach is made by any Acquired Entity) for the non-breaching party's reasonable out-of-pocket costs and expenses (including, without limitation, attorneys' fees, accountants' fees, investment advisors' fees and other due diligence expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In furtherance of the foregoing, the waiver of any condition to Closing based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, shall be deemed a waiver of the right to indemnification under this Section 11 with respect to such representation or warranty, covenant, agreement or obligation, but only to the specific limited extent of any such waiver. Nothing in this Section 11.7 shall effect the indemnity provided in Section 9.3 and Section 9.4.

         11.8. Indemnifications Relating to Tax Liabilities. Notwithstanding the foregoing, Stockholders shall not be responsible for Losses relating to Tax liabilities (i) for periods beginning on or after the Closing or the portion of a period beginning before the Closing to the extent attributable to after the Closing, (ii) for any actions taken by Schawk, Holdings or their respective Affiliates on the Closing Date and after the Effective Time, (iii) that arose after the effective time of the Closing arising from changes effected by Schawk in Tax assumptions and/or policies so long as the Tax assumption or policy in effect prior to the effective time of the Closing was supported by appropriate provisions of the Code, the regulations and/or rulings issued thereunder or interpretations thereof made by tax advisors or authorities of recognized standing, (iv) related to payments contemplated by Section 2.1 in respect of Option Holders, including the disallowance or deferral for any deduction for such payments or (v) any severance payments made in connection with the termination of the employment of any employee of any Acquired Entity from and after the Closing.

         12. Confidentiality; Nonsolicitation. For a period beginning on the Closing Date and ending five (5) years after the Closing Date, no Stockholder shall without the prior written consent of the Schawk, either directly or indirectly through an Affiliate: (i) solicit for employment any employee of any Acquired Entity who continued employment with an Acquired Entity after the Closing Date unless such employee's employment was terminated by Schawk or any of its Subsidiaries following the Closing; (ii) directly or indirectly, alone or as an equity holder (owning more than five percent of the outstanding equity interests) of any Person, corporate director or consultant of any company or entity, compete with Schawk within the United States of America, Canada, the United Kingdom, Asia (including, without limitation, India, Southeast Asia, Japan, China, Indonesia and Hong Kong) or Australia (the "Territory") in the pre-press graphic arts business or imaging business as conducted by Acquired Entities prior to the Closing; or (iii) perform any affirmative act specifically designed to divert from Schawk or its Subsidiaries to any Person in which such Stockholder has an interest, any trade or business with any customer with whom any Acquired Entity had any contact or association during the three years preceding the date hereof, or with any party whose identity or potential as a customer of an Acquired Entity was confidential or learned by such Stockholder during such period.

         Each Stockholder further acknowledges that by reason of its affiliation with Acquired Entities it has had access to Acquired Entities' products, markets and business and financial information which Acquired Entities consider to be confidential or proprietary (collectively, the "Confidential Information"). Each Stockholder covenants and agrees that it shall not, within five (5) years after the Closing Date, directly or indirectly, in the Territory, use for its own behalf or divulge to any third party any Confidential Information of Acquired Entities, unless such Confidential Information (i) was already known to such Stockholder or its representatives from a source other than Acquired Entities or was made available to such Stockholder on a non-confidential basis when received, (ii) hereafter becomes lawfully obtainable from other sources or (iii) it is disclosed by Schawk or any Acquired Entity in any document filed with any Governmental Entity and available to public inspection.

         Each Stockholder acknowledges that the restrictions contained in this
Section 12 are reasonable and necessary to protect the legitimate interests of Schawk, do not cause such Stockholder undue hardship, and that any violations of any provision of this Section 12 will result in irreparable injury to Schawk and that, therefore, Schawk shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction, which rights shall be cumulative and in addition to any other rights or remedies to which Schawk may be entitled.

         13. General Provisions. The parties hereto further covenant and agree as follows:

         13.1. Waiver of Terms. Subject to Section 8.2.14, any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

         13.2. Amendment of Agreement. Subject to Section 13.16, this Agreement may be amended or supplemented at any time only by written instrument duly executed by each Stockholder, Company, Holdings and Schawk.

         13.3. Payment of Expenses. Except as set forth in Section 2 above and as provided for herein, Stockholders, on the one hand, and Schawk, on the other, shall each pay their or its own expenses, including, without limitation, the expenses of their or its own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby. No such expense shall be borne or paid by Acquired Entities. In any action brought by Stockholders, on the one hand, or Schawk, on the other, to enforce any of the provisions of this Agreement and the other agreements and documents referred to herein, all expenses incurred by the prevailing party in connection with such actions, including reasonable attorneys' fees, shall be borne by the non-prevailing party in such action. Schawk and Stockholders agree that the filing expense to be incurred in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall be paid in equal shares by Schawk, on the one hand, and Stockholders, on the other.

         13.4. Contents of Agreement, Parties in Interest, Assignment. This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto; provided, however, that none of the rights or obligations of any of the parties hereto may be assigned without the prior written consent of, in the case of assignment by Stockholders, Schawk, or, in the case of assignment by Schawk, Stockholders, which consent shall not unreasonably be withheld; provided however, that Schawk may assign all or part of its rights under this Agreement and may delegate all or part of its obligations under this Agreement to a wholly-owned Subsidiary of Schawk, in which event all the rights and powers of Schawk and the remedies available to it under this Agreement shall extend to and be enforceable by such assignee so long as such assignee remains a wholly-owned Subsidiary of Schawk. Any such assignment and delegation shall not release Schawk from its obligations under this Agreement, and further Schawk guarantees to Stockholders the performance by each such assignee of its obligations under this Agreement. In the event of any such assignment and delegation, the term "Schawk" as used in this Agreement shall be deemed to refer to each such assignee of the Schawk and shall be deemed to include both Schawk and each such assignee where appropriate.

         13.5. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; telex, facsimile, or next day air courier to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand; three (3) days after deposit in the United States mail, if sent certified or registered mail; when answered back, if telexed; upon delivery, with receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by air courier.


         If to Schawk:            Schawk, Inc.
                                  1695 River Road
                                  Des Plaines, IL  60018
                                  Attention:  David A. Schawk
                                  Facsimile No.:  (847) 827-1264

         Copies to:               Schawk, Inc.
                                  1695 River Road
                                  Des Plaines, IL  60018
                                  Attention:  A. Alex Sarkisian and
                                              Ronald J. Vittorini
                                  Facsimile No.:  (847) 827-1264

                                  Vedder, Price, Kaufman & Kammholz, P.C.
                                  222 North LaSalle Street
                                  Suite 2600
                                  Chicago, IL  60601
                                  Attention:  John T. McEnroe
                                  Facsimile No.:  (312) 609-5005

         If to Stockholders:      Kohlberg & Company, L.L.C.
                                  111 Radio Circle
                                  Mount Kisco, NY  10549
                                  Attention:  Mr. Christopher Lacovara
                                  Facsimile No.:  (914) 244-0689

         Copy to:                 Ropes & Gray LLP
                                  One International Place
                                  Boston, MA  02110
                                  Attention:  Julie H. Jones, Esq.
                                  Facsimile No.:  (617) 951-7050

Any party hereto may change its notice address by proper notice to the other parties.

         13.6. Brokers. Schawk, on the one hand, and Stockholders, on the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other may be liable or for which any Acquired Entity may be liable.

         13.7. Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         13.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9. Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         13.10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CHOICE OF LAW RULES WHICH MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         13.11. Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

         13.12. No Third-Party Beneficiaries. Subject to Section 9.3, Section
9.4 and Section 11, nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

         13.13. Currency. All monetary amounts expressed in this Agreement and all payments required by this Agreement are and shall be in United States dollars.


         13.14. Intentionally Omitted.

         13.15. Tax Matters.

                  (a) All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Stockholders (severally and not jointly) when due, and each of the parties shall prepare and file and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

                  (b) For Tax Returns to be filed on or after the effective time of the Closing in respect of any of the Acquired Entities for periods ending prior to or including the Closing Date, Schawk shall prepare and file such Tax Return on a basis that is consistent with the manner in which the applicable Acquired Entity filed Tax Returns in respect of such Tax for prior taxable periods (unless Schawk determines that such basis is not supported by Code, the regulations and/or rulings issued thereunder or interpretations thereof made by tax advisors or authorities of recognized standing or unreasonably exposes Schawk to any penalties for which Schawk would not be entitled to indemnification under Section
         11). At least twenty days prior to the date on which the relevant Income Tax Return is due (taking into account any extensions of such due date), Schawk will deliver to Stockholders' Representative for its review and approval (not to be unreasonably withheld) such Tax Return. After the Closing Date, Schawk and the Acquired Entities shall make available to Stockholders' Representative all information, records and other documents reasonably requested by Stockholders' Representative relating to the Acquired Entities for all periods prior to or including the Closing Date and shall preserve such information, records and other documents until the expiration of the applicable statute of limitations or extensions thereof.

                  (c) Schawk and the relevant Acquired Entity will promptly notify Stockholders' Representative in writing of the commencement of any audit or examination, not listed on Schedule 3.9, of any Tax Return of any of the Acquired Entities for any period of any of the Acquired Entities ending on or prior to the Closing Date and any other proposed change or adjustment, claim, dispute, arbitration or litigation that, if sustained, would reasonably be expected to affect the liability of Stockholders for Taxes under this Agreement (a "Tax Claim"), although failure to do so will not relieve Stockholders from their liability hereunder except to the extent Stockholders are prejudiced by such failure. Such notice will describe the asserted Tax Claim in reasonable detail and will include copies of any notices and other documents received from any Taxing authority in respect of any such asserted Tax Claim. Stockholders will have the right to control any Tax Claims in the Tax audit or examination, provided, however, that Stockholders' Representative will inform Schawk of the status and progress of such Tax audit or examination and will allow Schawk and its representatives a reasonable opportunity to review and comment on any legal submissions prior to submission or other written legal responses in connection with such audit or examination; and provided, further, that such right to control any such Tax Claims may be terminated by Schawk if Schawk reasonably determines that the Indemnitors do not have sufficient financial resources to satisfy any indemnity obligation under Section 11 in respect of such Tax Claims. Schawk and Stockholders agree that any advisor or representative used by Stockholders in connection with any such examination or audit shall obtain, if necessary or appropriate, waivers from each party of any potential conflict of interest. If a Tax Claims relating solely to a taxable period ending on or prior to the Closing Date is not settled at the Tax audit or examination state, Stockholders' Representative will have the right to control any further contest of such Tax Claims and, if it exercises such right, will bear the expenses relating thereto; provided, however, that Stockholders may not settle any such Tax Claim without Schawk's consent (which consent will not be unreasonably withheld) if such settlement would reasonably be expected to adversely affect the Taxes of any of the Acquired Entities or Schawk for taxable periods beginning on or after the Closing Date; and provided, further, that such right to control any such Tax Claims may be terminated by Schawk if Schawk reasonably determines that the Indemnitors do not have sufficient financial resources to satisfy any indemnity obligation under Section 11 in respect of such Tax Claims.

         13.16. Provisions Concerning Stockholders' Representative.

         13.16.1. Appointment. Each Stockholder hereby appoints Kohlberg & Company, L.L.C. as the agent, proxy and attorney-in-fact for such Stockholder for all purposes under this Agreement (including full power and authority to act on such Stockholder's behalf). Without limiting the generality of the foregoing, the Stockholders' Representative will be authorized to:

                  (a) in connection with the Closing, execute and receive all documents, instruments, certificates, statements and agreements on behalf of and in the name of Stockholders necessary to effectuate the Closing and consummate the transactions contemplated by this Agreement;

                  (b) take all actions on behalf of Stockholders with respect to the matters set forth in Sections 2.2.3 and 2.3;

                  (c) take all actions on behalf of Stockholders in connection with any claims made under Section 11 to defend or settle such claims, and to make payments in respect of such claims;

                  (d) take all actions on behalf of Stockholders in connection with the escrow account established pursuant to the Escrow Agreement (including giving any instructions to the Escrowee, on behalf of Stockholders, to pay from such escrow account any amounts owed by Stockholders pursuant to this Agreement);

                  (e) execute and deliver, should it elect to do so in its sole discretion, on behalf of Stockholders, any amendment to this Agreement so long as such amendment will apply equally to all Stockholders; and

                  (f) take all other actions to be taken by or on behalf of Stockholders and exercise any and all rights which the Stockholders are permitted or required to do or exercise under this Agreement.

         13.16.2. Liability. Stockholders' Representative will not be liable to any Stockholder for any action taken by it in good faith pursuant to this Agreement, and the Stockholders will jointly and severally indemnify the Stockholders' Representative from any Losses arising out of its serving as Stockholders' Representative hereunder. Stockholders' Representative is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of Stockholders hereunder, and Schawk agrees that it will not look to the personal assets of Stockholders' Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Stockholders hereunder.

         13.17. Tax Structure. Schawk, on the one hand, and Stockholders, Company and Holdings, on the other, agree to cooperate to maximize the Tax benefits or minimize the Tax expense available or payable to such parties in the finalization of the events and/or Tax structure of the transaction as a result of the transactions contemplated by this Agreement. Such cooperation shall include entering into such reasonable amendments as modifications to this

Agreement as requested by a party hereto for such Tax purposes. The foregoing notwithstanding, however, no party shall be required to take any act, including without limitation, entering into amendments or modifications to this Agreement, if such party reasonably believes that any such act would cause such party to incur or suffer the reasonable possibility of incurring any costs, expenses, obligations, liabilities as a result of such action.

                            (SIGNATURE PAGE FOLLOWS)

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.



SCHAWK, INC.

By:  /s/ Clarence W. Schawk
     ---------------------------------------
     Name:  Clarence W. Schawk
     Title: Chairman of the Board of Directors


SCHAWK, INC.

By:  /s/ David A. Schawk
     ---------------------------------------
     Name:  David A. Schawk
     Title:    President and Chief Executive Officer

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


SEVEN WORLDWIDE, INC.

By:  /s/ Nat Buonfiglio
     ---------------------------------------
     Name:  Nat Buonfiglio
     Title: Senior Vice President, Chief-
            Financial Officer and Treasurer

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KAGT HOLDINGS, INC.

By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title:
            ---------------------------------

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KOHLBERG INVESTORS IV, L.P.

By:  Kohlberg Management IV, L.L.C.
     its general partner



By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title: Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KOHLBERG TE INVESTORS IV, L.P.

By:  Kohlberg Management IV, L.L.C.
     its general partner



By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title: Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KOHLBERG OFFSHORE INVESTORS IV, L.P.

By:  Kohlberg Management IV, L.L.C.
     its general partner



By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title: Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KOHLBERG PARTNERS IV, L.P.

By:  Kohlberg Management IV, L.L.C.
     its general partner



By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title:    Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


KOCO INVESTORS IV, L.P.

By:  Kohlberg Management IV, L.L.C.
     its general partner



By:  /s/ Christopher Lacovara
     ---------------------------------------
     Name:  Christopher Lacovara
     Title: Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


SILVER POINT CAPITAL FUND, L.P.

By:  /s/ Jeffrey A. Gelfand
     ---------------------------------------
     Name:  Jeffrey A. Gelfand
     Title: Chief Financial Officer

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)

SILVER POINT CAPITAL OFFSHORE FUND, LIMITED

By:  /s/ Jeffrey A. Gelfand
     ---------------------------------------
     Name:  Jeffrey A. Gelfand
     Title: Chief Financial Officer

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


HUDSON RIVER CO-INVESTMENT FUND, L.P.

By:  Hamilton Lane New York Co-Investment, LLC

By:  /s/ Robert W. Cleveland
     ---------------------------------------
     Name:  Robert W. Cleveland
     Title: Vice President

                  (SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT)


VO III, LLC

By:  /s/ B.V.
     ---------------------------------------
     Name:  B.V.
     Title: Mg. Dir.

                             APPENDIX OF DEFINITIONS
                             -----------------------

         The following definitions shall be applicable for purposes of the Agreement except as otherwise specifically provided to the contrary in the text of the Agreement.

         "Accrued Expenses" shall mean the amount equal to Company's and its Subsidiaries' accrued expenses other than accrued expenses related to (1) severance, (2) leases no longer occupied by an Acquired Entity, (3) the Drasner Expense, (4) the Appraisal Rights Litigation, (5) the Fuji-Xerox Australia Litigation, (6) interest expense, (7) any amounts for which Stockholders are not required to indemnify the Schawk Indemnified Parties under Section 11.8, and (8) payroll and related tax withholding, all calculated in accordance with the methodology set forth on Schedule 2.4.1 attached hereto.

         "Acquired Entities" shall mean Holdings and each of its Subsidiaries.

         "Affiliates" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

         "Agreement" shall mean the Stock Purchase Agreement to which this Appendix is attached, as amended from time to time.

         "Annual Financial Statements" shall have the meanings assigned such term in Section 3.6 of the Agreement.

         "Appraisal Rights Litigation" shall mean the lawsuit arising from the Petition for Appraisal filed on October 10, 2003 by Harold A. Mayerson, William Matthews and the other former stockholders of Company named therein, pertaining to the merger of Company and Holdings on October 10, 2003.

         "Approvals" shall have the meaning assigned such term in Section 3.21 of the Agreement.

         "Beneficial Ownership" shall have the meaning as set forth in Regulation 13d-3 of the Federal Securities Exchange Act of 1934.

         "CAA 01" shall mean the Capital Allowances Act 2001 as it applies in the United Kingdom.

         "CERCLA" shall mean the Comprehensive Environmental Response and Compensation Liability Act of 1980, as amended.

         "Close Company" shall mean the meaning set out in Schedule 414 of ICTA.

         "Closing" shall have the meaning assigned such term in Section 1 of the Agreement.

         "Closing Date" shall have the meaning assigned such term in Section 1 of the Agreement.

         "Closing Indebtedness Amount" shall have the meaning assigned such term in Section 9.1 of the Agreement.

         "Code" shall have the meaning assigned such term in Section 3.19 of the Agreement.

         "Commitment Letter" shall have the meaning assigned such term in
Section 5.16 of the Agreement.

         "Company" shall have the meaning assigned such term in the opening paragraph of this Agreement.

         "Company's Confidential Information" shall have the meaning assigned such term in Section 6.6(b) of the Agreement.

         "Company Intellectual Property Rights" shall have the meaning assigned such term in Section 3.20 of the Agreement.

         "Company Material Contracts" shall have the meaning assigned such term in Section 3.12 of the Agreement.

         "Company(ies) Material Adverse Effect" shall mean any change, effect or circumstance that (a) a reasonably prudent investor would consider important (either individually, or when considering the collective effect of all such matters) in deciding whether to consummate the transactions contemplated hereby and (b) is materially adverse to the business, assets, financial condition or results of operations of the Acquired Entities, taken as a whole, or that materially and adversely affects the ability of Company, Holdings or Stockholders to perform their obligations under this Agreement and consummate the transactions contemplated hereby; provided, however, that the term "Company Material Adverse Effect" shall not include the impact of (i) changes in Laws or interpretations thereof by courts or any other Governmental Entity, (ii) changes in GAAP, (iii) actions or omissions of one or more Stockholders or Acquired Entities taken with the consent of Schawk in contemplation of the transactions contemplated hereby, (iv) general economic conditions and events or conditions generally affecting the pre-press graphic arts business or imaging business, (v) national or international hostilities, acts of terror or acts of war, and (vi) this Agreement or the announcement hereof.

         "Competition Act 1988" shall mean the Competition Act 1988 as it applies in the United Kingdom.

         "Computer Software" includes, without limitation, any object code, source code and any other code such as procedure, language or job control language.

         "Computer Systems" shall mean all systems comprising hardware, plant, equipment, devices and Operational Software and telecommunications equipment used in or in connection with the business of each Acquired Entity.

         "Option Holders" shall have the meaning assigned such term in Section
2.1 of the Agreement.

         "Confidential Information" shall have the meaning assigned such term in
Section 12 of the Agreement.

         "Corporation Tax (Installment Payments) Regulations 1998" shall mean the Corporation Tax (Installment Payments) Regulations 1998 as it applies in the United Kingdom.

         "Drasner Expense" shall mean any and all amounts required to be paid to Fred Drasner upon the non-renewal of the Employment Agreement entered into between Company and Fred Drasner dated January 31, 2003, as amended from time to time.

         "Employee Plan" shall have the meaning assigned such term in Section
3.18 of the Agreement.

         "Employment Act 1989" shall mean the Employment Act 1989 as it applied in the United Kingdom.

         "Employment Agreement(s)" shall have the meaning contained in Section
8.2.9 of the Agreement.

         "Enterprise Act 2002" shall mean Enterprise Act 2002 as it applies in the United Kingdom.

         "Environmental Laws" shall mean any federal, state, local or foreign Laws relating to (A) releases or threatened releases of Hazardous Substances or material containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment.

         "Equity Plan" shall have the meaning assigned such term in Section 2.1 of the Agreement.

         "ERISA" shall have the meaning assigned such term in Section 3.19 of the Agreement.

         "Exchange Act" shall have the meaning contained in Section 5.9 of the Agreement.

         "Financial Statements" shall mean the Annual Financial Statements and the Interim Financial Statements.

         "Foreign Acquired Entities" shall mean any of the Acquired Entities organized or existing under jurisdictions other than the United States or any state, territory or possession thereof.

         "Fuji-Xerox Australia Litigation" shall mean the lawsuit or other action filed in New South Wales, Australia by Fuji-Xerox Australia Pty, Ltd. against Seven Sydney Pty Ltd. and all related counterclaims.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governance Rights Agreement" shall mean the Governance Rights Agreement in the form attached hereto and incorporated herein as Exhibit C.

         "Governmental Entities" shall mean any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state in the United States, the United States, or a foreign entity or government.

         "Hazardous Substances" means (i) those substances defined in or regulated as hazardous under the following federal statutes and their state counterparts and all applicable regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon;
(v) any other contaminant; and (vi) any substance, material or waste regulated as hazardous by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

         "Holdings" shall have the meaning assigned such term in the opening paragraph of this Agreement.

         "Holdings Capital Stock" shall mean the common stock, $0.01 par value per share, of Holdings.

         "ICTA 1988" shall have the meaning assigned such term in Section 3.9(b)(iii).

         "Indebtedness" shall have the meaning assigned to such term in Section
9.1 of the Agreement.

         "Indemnitee" shall mean the party seeking indemnification under Section 11 of the Agreement.

         "Indemnitor" shall mean the party against whom indemnification is sought pursuant to Section 11 of the Agreement.

         "Industrial Training Act 1982" shall mean the Industrial Training Act 1982 (as amended by the Employment Act of 1989) as it applied in the United Kingdom.

         "Inland Revenue" shall mean Inland Revenue as defined by Section 1 Taxes Management Act 1970 as it applies in the United Kingdom.

         "Intellectual Property Rights shall mean all intellectual property rights at any time protected by statute or common law, including but not limited to: (a) patents, inventions, copyright, rights in circuit layouts, design rights, trademarks, rights in databases, rights in know-how; and (b) any application or right to apply for any of the rights referred to in paragraph
(a).

         "Interim Financial Statements" shall have the meaning assigned such term in Section 3.5 of the Agreement.

         "IRS" shall have the meaning assigned such term in Section 3.8 of the Agreement.

         "KAGT Holdings Rabbi Trust" shall have the meaning assigned such term in Section 2.1.

         "Knowledge of Acquired Entities", "Knowledge of Stockholders", "Acquired Entities' Knowledge", or "Stockholders' Knowledge" or similar knowledge qualification in this Agreement shall mean to the knowledge that Diane Romano, Mark Rutter, any director, officer (including director(s) of tax, operations managers, finance managers and controllers) of (x) Company, Holdings or Stockholders' Representative (with respect to representations, warranties and covenants made as of the date hereof) and (y) any Acquired Entity (with sales revenue in 2003 of $50,000,000 or more) or Stockholders' Representative (with respect to representations, warranties or covenants made as of the Closing Date) actually had or in the reasonably prudent and diligence exercise of his duties as a director, officer of Company, Holdings, such other Acquired Entity or Stockholders' Representative (as applicable) should have had.

         "Kohlberg Stockholders" shall mean Kohlberg IV, Kohlberg TE IV, Kohlberg Offshore IV, Kohlberg Partners IV and KOCO.

         "Landlord and Tenant Act" shall mean the Landlord and Tenant Act 1954 as it applies in the United Kingdom.

         "Laws" shall mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, agreements and governmental restrictions.

         "Legislation" shall mean all Acts of Parliament, all applicable provisions of the Treaties constituting the European Community, the European Union and the European Economic Area and all orders and regulations made pursuant to such an Act or Treaty or otherwise having the force of law.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Acquired Entity shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Lockbox Cash" shall mean any amounts on deposit in lockbox accounts or collection accounts which are to be applied against Acquired Entities' Indebtedness.

         "Loss" shall mean any and all losses, damages, deficiencies, awards, assessments, judgments, fines, penalties, costs and expenses; provided, however, that the amount of any such Losses for the purposes of indemnification hereunder shall be determined net of any amounts recovered by the Indemnitee under insurance policies with respect to such Loss and provided, further, that the amount of any such Losses for purposes of indemnification hereunder shall be determined net of any Tax benefit actually realized by Indemnitee arising from the incurrence or payment of such Loss after taking into account any indemnification payment to be received as a result of such Loss.

         "Multiemployer Plan" shall have the meaning assigned such term in
Section 3.19(b)(v).

         "National Insurance Contributions" shall mean National Insurance Contributions as defined by the Social Security Contributions and Benefits Act 1992 as it applies in the United Kingdom.

         "Occupational Pension Regulatory Authority" shall mean the regulatory authority established by Section 101 of the Pensions Act.

         "Office of Fair Trading" shall mean the Office of Fair Trading in the United Kingdom.

         "Operational Software" shall mean all Computer Software used in or in connection with the business of each Acquired Entity.

         "Option Holders" shall have the meaning assigned such term in Section
2.1 of the Agreement.

         "Pay As You Earn System" shall mean "Pay As You Earn," pursuant to the Income Tax (Pay As You Earn) Regulations 2003 as they apply in Great Britain and Northern Ireland.

         "Payoff Letter" shall have the meaning assigned such term in Section
9.1 of the Agreement.

         "Pension Advisory Service" shall mean the Occupation Pensions Advisory Service.

         "Pension Plan" shall have the meaning assigned such term in Section
3.19 of the Agreement.

         "Pensions Act" shall mean the Pensions Act 1995 as it applies in the United Kingdom.

         "Pensions Ombudsman" shall mean the office of the Pensions Ombudsman in the United Kingdom.

         "Percentage" shall mean, as to each Stockholder (calculated as of the Closing Date), a percentage equal to the number of outstanding shares of Holdings Capital Stock owned by such Stockholder divided by the total number of outstanding shares of Holdings Capital Stock.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Public Filings" shall have the meaning contained in Section 5.10 of the Agreement.

         "Purchase Price" shall have the meaning assigned to such term in
Section 2.1 of the Agreement.

         "Real Estate" shall have the meaning assigned to such term in Section
3.11 of the Agreement.

         "Registerable Securities" shall have the meaning assigned to such term in Section 2.1 of the Agreement.

         "Registered Intellectual Property Rights" shall have the meaning assigned such term in Section 3.20 of the Agreement.

         "Release" shall have the meanings assigned to it in CERCLA.

         "Schawk" shall mean Schawk, Inc., a Delaware corporation.

         "Schawk 10-K Report(s)" shall have the meaning assigned to such term in
Section 5.10 of the Agreement.

         "Schawk 10-Q Report(s)" shall have the meaning assigned to such term in
Section 5.10 of the Agreement.

         "Schawk Class A Common Stock" shall have the meaning assigned such term in Section 2.1 of the Agreement.

         "Schawk Indemnified Parties" shall have the meaning assigned such term in Section 11.1 of the Agreement.

         "Schawk Material Adverse Effect" shall mean any change, effect or circumstance that (a) a reasonably prudent investor would consider important (either individually or when considering the collective effect of all such matters) in deciding whether to consummate the transactions contemplated hereby) and (b) is materially adverse to the business, assets, financial condition or results of operations of Schawk and its Subsidiaries, taken as a whole, or that materially and adversely affects the ability of Schawk to perform its obligations under this Agreement and consummate the transactions contemplated hereby; provided, however, that the term "Schawk Material Adverse Effect" shall not include the impact of (i) changes in laws or interpretations thereof by courts or any other Governmental Entity, (ii) changes in GAAP, (iii) actions or omissions of Schawk taken with the consent of Stockholders' Representative in contemplation of the transactions contemplated hereby, (iv) general economic conditions and events or conditions generally affecting the pre-press graphic arts business or imaging business, (v) national or international hostilities, acts of terror or acts of war, and (vi) this Agreement or the announcement hereof.

         "SEC" shall have the meaning contained in Section 5.9 of the Agreement.

         "Security" shall mean all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

         "Securities Act" shall mean have the meaning assigned such term in
Section 5.9 of the Agreement.

         "Stockholders" shall mean the stockholders of Holdings listed in the first paragraph of this Agreement.

         "Stockholder Indemnified Parties" shall have the meaning assigned such term in Section 11.2 of the Agreement.

         "Stockholders' Representative" shall mean Kohlberg & Company, L.L.C., not in an individual capacity but solely as representative for the Stockholders.

         "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

         "Taxes" shall mean all United States, foreign, state, provincial, county and local income, ad valorem, excise, sales, use, value-added, real estate, transfer, withholding, unemployment, social security, escheat or unclaimed property, stamp duty or customs and other taxes, and assessments of or payable by any Acquired Entity or otherwise chargeable against its assets or property (including but not limited to any such taxes resulting from the re-characterization of agents and salesmen of any Acquired Entity as "employees" and National Insurance Contributions).

         "Tax Returns" shall have the meaning contained in Section 3.9 of the Agreement.

         "TCGA" shall have the meaning assigned such term in Section 3.9(b)(ii).

         "Territory" shall have the meaning assigned such term in Section 12 of the Agreement.

         "Treasury" shall mean Her Majesty's Treasury in the United Kingdom.

         "Treaty of Rome" shall mean the Treaty of Rome as it applies in the United Kingdom.

         "Trustee" shall have the meaning assigned such term in Section 6.12 of the Agreement.

         "U.K. Acquired Entity" shall mean any Acquired Entity organized under the Laws of the United Kingdom, England or Wales.

         "VATA 1994" shall have the meaning assigned such term in Section 3.9(b)(viii).

         "VAT (Special Provisions) Order 1995" shall mean the VAT (Special Provisions) Order 1995 as it applies in the United Kingdom.

         "Welfare Plan" shall have the meaning assigned such term in Section
3.18 of the Agreement.

         "Welfare Reform and Pensions Act 1999" shall mean the Welfare Reform Act 1979 as it applies in the United Kingdom.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

         Wherever from the context is appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.